SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Preformed Line Products Company

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PREFORMED LINE PRODUCTS COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The 2016 annual meeting of shareholders of Preformed Line Products Company will be held at the principal offices of the Company, 660 Beta Drive, Mayfield Village, Ohio, 44143 on Tuesday, May 10, 2016, at 9:30 a.m., local time, for the following purposes:

1.	To elect four directors, each for a term expiring in 2018;

2.	To ratify the appointment of Ernst & Young LLP;

3.	To approve an amendment to the Amended and Restated Code of Regulations:

4.	To approve the Preformed Line Products Company 2016 Incentive Plan: and

5.	To consider any other matters that properly comes before the meeting.

Only shareholders of record at the close of business on March 7, 2016 are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, sign and date the enclosed proxy and return it in the enclosed envelope or to vote online or by telephone.

By order of the Board of Directors,

CAROLINE S. VACCARIELLO,
Secretary

Dated: March     , 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 10, 2016:

This notice of annual meeting of shareholders, the accompanying proxy statement and the Company’s 2015 Annual Report to Shareholders are also available at: http://materials.proxyvote.com/740444.

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY OR VOTE ONLINE OR BY TELEPHONE

PREFORMED LINE PRODUCTS COMPANY

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a Preformed Line Products Company shareholder on the matters to be voted on at the annual meeting of shareholders to be held at 660 Beta Drive, Mayfield Village, Ohio, 44143, on Tuesday, May 10, 2016, at 9:30 a.m., local time and at any adjournment of the meeting. We are mailing this proxy statement and the accompanying notice and proxy to you on or about March     , 2016.

Annual Report. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2015 is enclosed with this proxy statement.

Solicitation of Proxies. Our Board of Directors is making this solicitation of proxies and the Company will pay the cost of the solicitation. In addition to solicitation of proxies by mail, our employees may solicit proxies by telephone, facsimile or electronic mail.

Proxies; Revocation of Proxies; Voting Instructions. If you are a shareholder of record, the shares represented by your signed and returned proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to (a) elect the director nominees set forth under “Election of Directors”, (b) ratify the appointment of Ernst & Young LLP, (c) approve an amendment to the Amended and Restated Code of Regulations and (d) approve the Preformed Line Products Company 2016 Incentive Plan. Your presence at the annual meeting of shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders by May 10, 2016, or in the open meeting.

If you hold shares through an account with a bank or broker, banks and brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers, but banks and brokers do not have the authority to vote for the election of directors, the amendment to the Amended and Restated Code of Regulations or the Preformed Line Products Company 2016 Incentive Plan. As such, if you own your shares through a bank or broker and do not provide specific voting instructions to the bank or broker or do not obtain a proxy to vote those shares, then your shares will not be voted on these matters (“broker non-votes”).

Voting Eligibility. Only shareholders of record at the close of business on the record date, March 7, 2016, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 5,210,818 common shares, $2 par value, each of which is entitled to one vote at the meeting.

Quorum. Shareholders, present in person or by proxy and entitled to vote at the meeting, holding shares entitling them to exercise a majority of the voting power of the Company are necessary to constitute a quorum at the meeting. Abstaining votes and broker non-votes will be counted as “present” for purposes of determining whether a quorum has been achieved at the meeting.

Voting Required. The vote required to approve each proposal is as follows:

•	Director nominees who receive the greatest number of affirmative votes will be elected directors. Abstaining votes and broker non-votes will not be counted in favor of or against any nominee and, therefore, have no effect on this proposal.

•	Approval of the proposal to ratify the selection of EY as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Banks or brokers holding shares for which no voting instructions were received may exercise their discretionary voting authority for this proposal.

•	Approval of the proposal to amend the Amended and Restated Code of Regulations requires the affirmative vote of the holders of a majority of the issued and outstanding common shares. Abstentions and broker non-votes will have the same effect as votes against the proposal.

•	Approval of the Preformed Line Products Company 2016 Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the approval of the proposal.

If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting. If any other matters are considered at the meeting, they would require for approval the affirmative vote of a majority of the shares entitled to vote and represented at the meeting in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table shows the amount of the Company’s common shares beneficially owned as of March 7, 2016 by (a) the Company’s directors, (b) each other person known by the Company to own beneficially 5% or more of the outstanding common shares, (c) the Company’s named executive officers, and (d) the Company’s executive officers and directors as a group. Except as noted below, the mailing address for each of beneficial owners listed below is c/o Preformed Line Products Company, 660 Beta Drive, Mayfield Village, Ohio 44143.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Barbara P. Ruhlman (1)	605,687	(2)	11.6%
Robert G. Ruhlman (1)	1,745,798	(3)	33.5%
Randall M. Ruhlman (1)	1,525,798	(4)	29.3%
Barbara P. Ruhlman Irrevocable Trust dated 6/29/2008 (1)	876,294	(5)	16.8%
Royce & Associates, LLC	656,677	(6)	12.6%
KeyCorp	405,352	(7)	7.8%
PNC Bank, National Association	323,954	(8)	6.2%
J. Ryan Ruhlman	7,679	(9)	*
Eric R. Graef	37,579	(10)	*
Dennis F. McKenna	31,483	(10)	*
William H. Haag III	30,719	(10)	*
David C. Sunkle	28,854	(10)	*
Glenn E. Corlett	1,400		*
Richard R. Gascoigne	1,400		*
Michael E. Gibbons	8,568	(10)	*
R. Steven Kestner	4,070	(10)	*

All executive officers and directors as a group (14 persons)	2,559,451	(10)(11)	49.1%

*	Represents less than 1%.
(1)	The mailing address for the Barbara P. Ruhlman Irrevocable Trust dated 6/29/2008 is McDonald Hopkins LLC, Attention: Bernard L. Karr, Trustee, 600 Superior Avenue, East, Suite 2100, Cleveland, Ohio 44114.
(2)	Includes 604,213 shares, which are held through a revocable trust for which Mrs. Ruhlman is sole trustee and direct beneficiary and for which Mrs. Ruhlman has sole voting and dispositive power. Includes 1,474 shares held by The Thomas F. Peterson Foundation (the “Foundation”), of which Barbara P. Ruhlman is President and a Trustee. Mrs. Ruhlman has shared voting and dispositive power with respect to these 1,474 shares. Voting and dispositive power with respect to such shares is shared with Robert G. Ruhlman, who serves as a Trustee of the Foundation, and Randall M. Ruhlman, who serves as a Trustee and Secretary of the Foundation.
(3)	Robert G. Ruhlman has sole voting and dispositive power with respect to 392,240 shares, which includes (i) 156,648 deferred common shares held in the rabbi trust for future distribution under the Company Deferred Compensation Plan of which Robert G. Ruhlman is trustee and (ii) 72,057 held in the Company’s Profit Sharing Trust, of which Robert G. Ruhlman is trustee. Robert G. Ruhlman has shared voting and dispositive power with respect to 1,359,532 shares, which includes (i) 34,656 shares held in a trust for the benefit of Robert G. Ruhlman and his children and of which Robert G. Ruhlman and Randall M. Ruhlman serve as co-trustees, (ii) 46,656 shares held in a trust for the benefit of Randall M. Ruhlman and of which Robert G. Ruhlman and Randall M. Ruhlman serve as co-trustees, (iii) 400,452 shares held in the Ethel B. Peterson Trust of which KeyCorp is the trustee and for which Robert G. Ruhlman and Randall M. Ruhlman act as co-Trust Advisors, (iv) 876,294 shares held in the Irrevocable Trust between Barbara P. Ruhlman and Bernard L. Karr of which Bernard L. Karr is the trustee and for which Robert G. Ruhlman and Randall M. Ruhlman act as co-Trust Advisors, (v) 1,474 shares held by the Foundation for which Robert G. Ruhlman serves as a Trustee and Secretary and (vi) 300 shares owned by Robert G. Ruhlman’s wife, with respect to which he may be deemed to share voting and dispositive power. Voting and dispositive power with respect to the common shares held by the Foundation is shared with Barbara P. Ruhlman, who serves as a Trustee and the President of the Foundation, and Robert G. Ruhlman and Randall M. Ruhlman, who serve as Trustees of the Foundation. Excludes 87,750 restricted share units (RSUs) issued under the Preformed Line Products Company Long Term Incentive Plan of 2008 (“LTIP”) that have not yet vested.
(4)	Includes 166,266 shares with respect to which Randall M. Ruhlman has sole voting and dispositive power. Randall M. Ruhlman has shared voting and dispositive power with respect to 1,359,532 shares, which includes (i) 46,656 shares held in a trust for the benefit of Randall M. Ruhlman and his children and of which Randall M. Ruhlman and Robert G. Ruhlman serve as co-trustees, (ii) 34,656 common shares held in a trust for the benefit of Robert G. Ruhlman and his children and of which Randall M. Ruhlman and Robert G. Ruhlman serve as co-trustees, (iii) 400,452 shares held in the Ethel B. Peterson Trust of which KeyCorp is the trustee and for which Randall M. Ruhlman and Robert G. Ruhlman act as co-Trust Advisors, (iv) 876,294 shares held in the Irrevocable Trust between Barbara P. Ruhlman and Bernard L. Karr of which Bernard L. Karr is the trustee and for which Randall M. Ruhlman and Robert G. Ruhlman act as co-Trust Advisors, and (v) 1,474 shares held by the Foundation for which Randall M. Ruhlman serves as a Trustee and Secretary. Voting and dispositive power with respect to the shares held by the Foundation is shared with Barbara P. Ruhlman, who serves as a Trustee and the President of the Foundation, and Randall M. Ruhlman and Robert G. Ruhlman, who serve as Trustees of the Foundation.
(5)	Bernard L. Karr, as the trustee, has shared voting and dispositive power with respect to 876,294 shares. These shares are also deemed to be beneficially owned by Robert G. Ruhlman and Randall M. Ruhlman, who act as co-Trust Advisors.
(6)	Information obtained from a Schedule 13G/A filed by Royce & Associates, LLC on February 3, 2016. The mailing address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151. Percent of class is calculated based on the shares reported in the Schedule 13G/A and the number of shares outstanding as of March 7, 2016. Royce & Associates, LLC has sole voting and dispositive power over such shares.
(7)

Information obtained from a Schedule 13G/A filed by KeyCorp on February 12, 2016. The mailing address for KeyCorp is 127 Public Square, Cleveland, Ohio 44114. Percent of class is calculated based on the shares reported in the Schedule 13G/A and the number of shares outstanding as of March 7, 2016.

KeyCorp has sole voting power over 4,900 shares, shared voting power over 400,452 shares, which are held by the Ethel B. Peterson Trust, of which KeyCorp is Trustee and Robert G. Ruhlman and Randall M. Ruhlman are co-trust Advisors, sole dispositive power over 1,000 shares and shared dispositive power over 405,352 shares, which includes the Ethel B. Peterson Trust shares.
(8)	Information obtained from a Schedule 13G filed by The PNC Financial Services Group, Inc., PNC Bancorp, Inc., PNC Bank, National Association and PNC Capital Advisors, LLC (collectively, “PNC”) on February 12, 2016. The mailing address for PNC Bank is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707. Percent of class is calculated based on the shares report in the Schedule 13G and the number of outstanding shares as of March 7, 2016. PNC Bank has sole voting power over 323,954 shares and sole dispositive power over 32,933 shares and disclaims beneficial ownership of such shares.
(9)	Includes 7,500 shares that may be acquired pursuant to currently exercisable stock options for J. Ryan Ruhlman. Excludes 4,037 RSUs issued under the LTIP that are subject to vesting based on certain service and performance vesting requirements.
(10)	Includes 2,000 shares that may be acquired pursuant to currently exercisable stock options for David C. Sunkle. Also includes the following number of deferred common shares held in the rabbi trust for future distribution under the Company’s Deferred Compensation Plan: Eric R. Graef, 27,618; Dennis F. McKenna, 24,535; William H. Haag III, 24,587; and David C. Sunkle, 19,499, Michael E. Gibbons, 5,168 and R. Steven Kestner, 148. Excludes the following number of RSUs issued under the LTIP that are subject to vesting based on certain service and performance vesting requirements: Eric R. Graef, 17,813; Dennis F. McKenna, 13,948; William H. Haag III, 15,425; and David C. Sunkle, 14,204. Also includes shares held in the Company’s 401k Plan: Eric R. Graef, 1,162; Dennis F. McKenna, 1,987; William H. Haag III, 1,832; and David C. Sunkle, 4,085.
(11)	Includes 9,450 shares subject to stock options that other executive officers not listed in the table have the right to acquire within 60 days of March 7, 2016. Does not include a total of 34,864 shares of unvested RSUs that our current directors and executives officers not listed above do not have the right to acquire within 60 days of March 7, 2016.

CORPORATE GOVERNANCE

Code of Conduct

The Company believes that high ethical standards are conducive to long-term performance, and as such, all Board members, officers and employees are subject to the Company’s Code of Conduct, which is available on the Company’s website www.preformed.com in the “About Us” section. The Company will disclose any waivers granted under the Code of Ethics that are required to be disclosed in such section of the website as well.

Board Leadership

The Company’s leadership begins with the Board, where the Company has one individual, Robert G. Ruhlman, who serves as both Principal Executive Officer (President and Chief Executive Officer) and Chairman of the Board. Mr. Ruhlman’s dual responsibility is appropriate given the Company’s size and history. Mr. Ruhlman has led the Company for the past 11 years as both CEO and Chairman. As such, he has thorough, specialized knowledge regarding the strategic challenges and opportunities facing the Company. Mr. Ruhlman is supported by independent directors who play pivotal roles. The Board has no policy that requires the separation or combination of the CEO and Chairman roles, and may reconsider the leadership structure from time to time. Additionally, the Board does not have a lead independent director. Finally, the Board believes that the Board’s role in risk oversight does not affect this leadership structure.

Board’s Role in Risk Oversight

The Company believes taking measured and informed risks is an important element of its strategy. The Board maintains an active role in the Company’s risk oversight to identify and mitigate broader systematic risks. All material transactions and decisions are presented to the Board, and the Board engages in active discussions, challenging management while using its experiences to improve the Company. The Board has a depth of risk management experience, including one Board member with over 30 years of experience as an insurance broker. The

Board members frequently have discussions with members of management outside of the meetings and have the authority to call on experts where appropriate. Additionally, in accordance with the Audit Committee Charter, the Audit Committee reviews and discusses with management and the Company’s independent auditor, the Company’s (i) significant exposures (whether financial, operating or otherwise), and (ii) risk assessment and risk management policies. The Compensation Committee monitors the risks that may be created through the Company’s compensation programs.

Board Composition

In accordance with our Amended and Restated Code of Regulations, the number of directors has been fixed at eight, and there is currently one vacancy. The Board of Directors is classified into two classes composed of four members each, with both classes serving staggered two-year terms. Below is an overview of each current Board member including a description of the particular experiences, qualifications, attributes and skills of the directors that led to the conclusion that each should serve as a director. Mr. Glenn Corlett, Mr. Michael Gibbons, Mr. R. Steven Kestner, and Mr. Ryan Ruhlman are nominees for election as directors at the annual meeting of shareholders.

Glenn E. Corlett – Mr. Corlett’s business experience commenced over 40 years ago when he joined Price Waterhouse where he served as a partner until 1990. Since that time, Mr. Corlett had served as the Chief Financial Officer and later the Chief Operating Officer for N.W. Ayer, a major international advertising agency before he became a Professor of Accounting at Ohio University, and the Dean and Philip J. Gardner Leadership Professor at the College of Business at Ohio University from July 1997 through June 2007. Mr. Corlett’s tenure at Ohio University’s Business School has given him the necessary credentials to be a contributing member of the Board, not only from an accounting aspect, but also in general business management. Mr. Corlett has lectured and written on accounting, auditing and executive compensation. Mr. Corlett’s zest for understanding the Company’s financial statements, while providing sound business advice, keeps him in a close working relationship with senior management. In addition, his oversight experience facilitates his role in reviewing the Company’s compensation policy and ensuring that management is compensated in a manner consistent with the compensation policy and in accordance with the relevant laws as Chairman of the Compensation Committee.

Richard R. Gascoigne – Mr. Gascoigne brings more than 30 years of experience in the insurance industry, and is well suited to be a board member, given his expertise in risk management and compliance. He was Managing Director at Marsh Inc., subsidiary of Marsh & McLennan Co. from 1995 until his retirement in 2008. He held numerous positions during his career at Marsh, including two years as regional compliance officer. He has extensive experience in commercial property and casualty underwriting, specifically focusing on middle market companies. In addition, he has provided risk management consulting to clients during product development, acquisitions and market introductions. The Company values his strong risk management and compliance experience. He is skilled at monitoring the Company’s implementation of and adherence to its policies. His thoughtfulness in decision-making coupled with his willingness to thoroughly discuss issues make him a fitting member of the Board, as well as the Compensation and Audit Committees.

Michael E. Gibbons – Mr. Gibbons began his career with McDonald & Company, where he quickly rose to the level of general partner and then senior vice president. From there, he became president and CEO of a leading regional securities and investment banking firm in Houston, Texas. Soon after that, he founded Brown Gibbons Lang & Company, where he provides an active senior role to client engagements and business development opportunities. He knows how to provide workable solutions to the Company. From his leadership of an investment bank, he is well suited to provide counsel on trends in the debt and equity markets, the integrity of the financial statements and the performance of our independent registered public accounting firm. This business acumen and experience ensures that he is well suited not only as a member of the Board, but also as the Chairman of the Audit Committee and a member of the Compensation Committee.

R. Steven Kestner – Mr. Kestner has been practicing corporate law with the national law firm of Baker & Hostetler LLP since 1979. Mr. Kestner serves as Chairman of Baker & Hostetler and chairs the firm’s Policy Committee, which functions as the board of directors for the law firm, positions he has held since 2004. As Chairman, Mr. Kestner is the chief executive officer of the firm and his responsibilities include managing the firm’s operations, finance and strategic growth. In addition, prior to becoming Chairman of the firm, he served in several management positions, including Policy Committee member and Chair of the firm’s National Business Practice Group, while developing an active legal practice focusing primarily on transactions, financings and securities law matters. Mr. Kestner advises and represents clients in the areas of domestic and foreign mergers and acquisitions, and he regularly works with public and private companies. He works closely with NYSE and NASDAQ listed companies. Mr. Kestner’s securities law work has included registration statements under the Securities Act of 1933 with respect to both debt and equity financings and annual and periodic reports and proxy statements under the Securities Exchange Act of 1934. He is valued for his thoughtful analysis and ability to provide the Board with various perspectives based on his depth of experience with similar companies.

Barbara R. Ruhlman – Mrs. Ruhlman is the current longest-serving board member, having become a member of the Board in 1988. As the daughter of the founder and the mother of Robert G. Ruhlman and grandmother of J. Ryan Ruhlman, she has seen the Company grow from its founding as a local manufacturing firm to the multi-national company it is today. She has served as President of the Thomas F. Peterson Foundation since 1988, and has been active in her philanthropy for over 50 years. She serves as a member of the Development Committee of the University Hospitals Board of Directors, and in addition, she serves as Chair of the MacDonald Women’s Health Leadership Council. She has been on the Board of the Arthritis Foundation Northeastern Ohio Chapter for 20 years, and also serves on the Hunger Network Board. Finally, she was a member of the Board at Laurel School for over 10 years. Mrs. Ruhlman brings her vast experience based not only on long-standing tenure with the Company, but also with her extensive exposure to other entities via her volunteer work. She has the skills and capacity to provide strategic insight and direction by encouraging innovations and evaluating strategic decisions.

J. Ryan Ruhlman – Mr. Ruhlman is the newest member to the Board, appointed in July 2015. As the great-grandson of the founder and the son of the Chairman of the Board Robert G. Ruhlman, he has been part of the Company throughout his life. He began working for the Company in January 2002 as a part-time Laboratory Technician while attending college, and continued his career at the Company after graduation, working in various roles in Research and Engineering, Manufacturing, and International Operations. He was most recently promoted, in December 2015, to Vice President, Marketing and Business Development where he is responsible for Special Industries, Distribution and Transmission Markets, as well as Marketing Communications. Prior to that, he was promoted to Director, Marketing and Business Development in January 2015 including responsibilities for Special Industries, Distribution and Transmission Markets, as well as Marketing Communications. He has served a variety of positions in Research and Engineering, International and Marketing and Sales departments since 2002, including Laboratory Technician, International Operations Project Specialist, Business Development Specialist and Manager of New Business Development and Marketing Communications. Mr. Ruhlman has developed an understanding of strategic and tactical business issues that include operations, manufacturing, marketing, and business development. Furthermore, he possesses an understanding of the innovation necessary to grow the Company, is involved with employee development initiatives, and plays a key role in setting and maintaining the Company’s corporate culture.

Robert G. Ruhlman – Mr. Ruhlman started with the Company over 35 years ago as an Associate Engineer. Over his years of service with the Company, he has held various positions including Manufacturing Administrator (1985), New Venture Coordinator (1987), Vice President of Corporate Planning (1988), President (1995), Chief Operating Officer (1995) and, most recently, Chief Executive Officer (2000). He was appointed as Chairman of the Board in 2004. These positions have given Mr. Ruhlman exposure to almost every aspect of the Company, from manufacturing to marketing. He has had ample experience and intimate knowledge of not only the Company itself, but also working with its customers. He has also been lauded for his clear thinking and ability to distill vast information into its critical components. Finally, his leadership fosters a Board culture of open discussion to support sound decision-making.

Election of Directors

In July 2015, Mr. Randall Ruhlman elected to resign as a Director, and the Board approved appointment of J. Ryan Ruhlman to complete his term, as recommended by a majority of the Board’s independent members. Four of the Company’s directors, Mr. Glenn Corlett, Mr. Michael Gibbons, Mr. R. Steven Kestner, and Mr. J. Ryan Ruhlman, are serving terms that expire at this year’s annual meeting of shareholders and have been nominated by the Board of Directors upon the recommendation of a majority of the Company’s independent directors, for re-election at the meeting to a term which expires in 2018. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for these four nominees.

If for any reason any of the nominees are not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board. Three directors, Mr. Richard Gascoigne, Mrs. Barbara Ruhlman, and Mr. Robert Ruhlman, are currently serving terms that expire in 2017. The following information is furnished with respect to each person nominated for election as a director and the directors continuing in office.

The Board recommends that you vote “FOR” the following nominees:

Name and Age	Principal Occupation and Business Experience	Period of Service as a Director	Expiration of Term for Which Proposed

Glenn E. Corlett, 72	Mr. Corlett is currently Dean Emeritus of The College of Business at Ohio University. From July 1997 through June 2007, Mr. Corlett was the Dean and the Philip J. Gardner Leadership Professor at The College of Business at Ohio University. Mr. Corlett currently serves as a director and Chairman of the audit committee for Rocky Brands, Inc. Mr. Corlett also serves as a director of the following companies: Integrity Insurance, Copernicus Therapeutics, Inc., Grange Insurance Companies and Palmer-Donavin Manufacturing Corporation.	2004 to date	2018

Michael E. Gibbons, 63	Mr. Gibbons is the founder and Senior Managing Director of Brown Gibbons Lang & Company, an investment bank. Mr. Gibbons is past Chairman and serves on the executive committee for Global M&A Partners Ltd., Dublin, Ireland; on the Northeast Ohio Advisory Board for U.S. Bank Corp., Minneapolis, Minnesota; on the board of trustees and executive committee for Greater Cleveland Sports Commission, Cleveland, Ohio; on the board of visitors executive committee for Case Western Reserve University Weatherhead School of Management, Cleveland, Ohio; and serves on the Executive Committee Board of Visitors for the Cleveland-Marshall College of Law. Mr. Gibbons also served on the board of directors of Associated Estates Realty Corporation (AEC), Richmond Heights, Ohio, from 2004 to 2015.	2008 to date	2018

R. Steven Kestner, 61	Since September 1979, Mr. Kestner has been an attorney with the law firm Baker & Hostetler LLP, and has been Chairman of that firm since January 2004. Mr. Kestner serves on the Board of Trustees for The Cleveland Museum of Art and the Board of Directors for the Greater Cleveland Partnership.	2008 to date	2018

J. Ryan Ruhlman, 32	Vice President of Marketing and Business Development, for the Company.	2015 to date	2018

Current directors whose terms will not expire at the annual meeting of shareholders:

Name and Age	Principal Occupation and Business Experience	of Service as a Director	Term Expiration

Barbara P. Ruhlman, 83	President of the Thomas F. Peterson Foundation since 1988.	1988 to date	2017

Robert G. Ruhlman, 59	Mr. Ruhlman was elected Chairman of the Company in July 2004. Mr. Ruhlman has served as Chief Executive Officer since July 2000, and as President since 1995. He is on the Board of Proxisafe, in which the Company has made an investment.	1992 to date	2017

Richard R. Gascoigne, 66	Mr. Gascoigne was Managing Director at Marsh Inc., a subsidiary of Marsh & McLennan Co. that provides insurance services, from 1995 until his retirement in 2008. Prior to that, he had held numerous positions during his 28-year career at Marsh.	2009 to date	2017

The Board has determined that Messrs. Corlett, Gibbons, Kestner and Gascoigne are independent under the NASDAQ’s corporate governance rules. In the opinion of the Board, Mr. Kestner’s affiliation with Baker & Hostetler LLP, a law firm that regularly provides legal services to the Company, does not interfere with Mr. Kestner’s exercise of independent judgment in carrying out his duties as a director of the Company.

Barbara P. Ruhlman is the mother of Robert G. Ruhlman and the grandmother of J. Ryan Ruhlman.

Board Committees and Meetings

Nominating Committee

The Board does not have a Nominating Committee nor any charter with respect to nominations. However, pursuant to NASDAQ corporate governance rules, any Board nominees must be recommended for Board selection by a majority of the Company’s independent directors. The independent directors are responsible for ensuring that the members of the Board of Directors possess a variety of knowledge, experience and capabilities derived from substantial business and professional experience, based on an assessment of numerous factors such as age and understanding of and experience in manufacturing, technology, finance and marketing. The Board considers whether potential candidates will satisfy the independent standards for the Board, Audit Committee and Compensation Committee. Additionally, nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. Finally, the Board welcomes nominees with diverse backgrounds, not only in gender and ethnicity, but also in particular experience such as banking, international business, government, and health care. To this end, the independent directors rely on their networks of contacts to compile a list of potential candidates, and may also consider qualified candidates suggested by officers, employees, shareholders and others, using the same criteria to evaluate all candidates. J. Ryan Ruhlman was recommended for consideration by the independent directors for nomination for election to the Board by Robert G. Ruhlman, our Chairman, President and Chief Executive Officer and his father. While the Board considers diversity in its evaluation of candidates, the Board does not have a policy specifically focused on the consideration of diversity.

Audit Committee

The Board of Directors has appointed an Audit Committee, comprised of Messrs. Gibbons (chairman), Corlett and Gascoigne, each of whom qualifies as independent for audit committee purposes under the NASDAQ rules. The Board of Directors has determined that Michael E. Gibbons is an audit committee financial expert and that each member meets the requirements under the NASDAQ rules regarding the ability to read and understand financial statements.

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to NASDAQ, the Securities and Exchange Commission or the public. The Audit Committee also engages the independent registered public accountants for the Company, reviews with the independent registered public accountants the plans and results of audit engagements, preapproves all professional services provided by the independent registered public accountants including audit and non-audit-related services, reviews the independence of the independent registered public accountants, approves the range of audit and non-audit fees, reviews the independent registered public accountants’ management letters and management’s responses, reviews with management their conclusions about the effectiveness of the Company’s disclosure controls and procedures, and reviews significant accounting or reporting changes. Management does not approve professional services provided by the independent public accountants for audit and non-audit-related services. The Audit Committee is governed by a written charter, which is available on the Company’s website www.preformed.com.

Compensation Committee

The Board of Directors has appointed a Compensation Committee, comprised of Messrs. Corlett (chairman), Gibbons and Gascoigne, each of whom qualifies as independent under the NASDAQ rules. The Compensation Committee administers the Company’s executive compensation program and as such, is responsible for reviewing all aspects of the compensation program for the Company’s executive officers. The Compensation Committee meets at scheduled times during the year – no less than twice – and has the authority to consider and take action by written consent. The Compensation Committee Chairman reports on Compensation Committee actions and recommendations at the Company’s Board meetings. In order to meet its responsibilities, the Compensation Committee has the authority to delegate certain of its responsibilities to subcommittees and/or officers where necessary and consistent with applicable law and to retain consultants. The Compensation Committee is governed by a written charter, which is available on the Company’s website www.preformed.com. See “Compensation Discussion and Analysis” for the role of the President and Chief Executive Officer in compensation matters.

The Compensation Committee’s primary objective with respect to executive compensation is to establish programs that attract and retain key officers and managers, and align their compensation with the Company’s overall business strategies, values, and performance. To this end, the Compensation Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy to compensate executive officers based on their responsibilities and the Company’s overall annual and long-term performance, which is outlined under “Directors and Executive Officers Compensation.”

Meetings

In 2015, the Board of Directors held five meetings. In 2015, the Audit Committee held four meetings and the Compensation Committee held five meetings. Barbara Ruhlman attended less than 75% of the total meetings of the Board of Directors, and all other directors attended at least 75% of the total of meetings held by the Board of Directors and all committees on which the director served. The directors are expected to attend the Company’s annual meeting of shareholders. All of the directors except Barbara Ruhlman attended last year’s annual meeting of shareholders.

Audit Committee Report

In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to NASDAQ, the Securities and Exchange Commission or the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee is comprised of three directors who are not officers or employees of the Company and are “independent” under the current NASDAQ rules.

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2015, with the Company’s management. The Audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications with the Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent auditor the firm’s independence from the Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditors’ independence.

Based on the above-referenced review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of effectiveness of the Company’s internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Michael E. Gibbons, Chairman
Glenn E. Corlett
Richard R. Gascoigne

COMPENSATION POLICIES AND RISK

The Company’s policies and overall actual compensation practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Generally speaking, the compensation policies are consistent for all business units of the Company. Additionally, incentives are not designed to, and do not, create risks that are reasonably likely to have a material adverse effect on the Company as the incentives generally reward growth and profitability. The Company’s various bonus programs are based on consistent growth of the Company, relying, for example, on the total return on investment, or including language that requires any increases in sales to be on appropriate and consistent margins. As such, they do not encourage employees to take risks in order to receive incentive compensation, nor are they reasonably likely to have a material adverse effect on the Company.

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee (the “Committee”) administers the Company’s executive compensation programs. The Committee’s primary role is to oversee the Company’s compensation and benefit plans and policies for its elected executive officers, including the Named Executive Officers (“NEOs”) who are the Company’s principal executive officer (Robert G. Ruhlman, Chairman, President and Chief Executive Officer), principal financial officer (Eric R. Graef, Chief Financial Officer and Vice President – Finance) and the three other most highly compensated executive officers. The Committee reviews and approves all executive compensation decisions relating to the officers, including all NEOs.

In the performance of its duties, the Committee has the authority to allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any portion of its responsibilities and powers to a committee formed for that purpose, subject to approval from the entire Board. Additionally, the Committee may select and appoint outside consultants to assist it.

Philosophy of the Compensation Program

The philosophy of the Committee is to provide a compensation program that will attract, motivate and retain key members of the leadership team in order to give the Company a competitive advantage while ensuring the success and growth of the Company. The compensation program should ensure that a significant portion of compensation will be directly related to the Company’s performance by tying annual cash bonus and long-term incentive awards to Company performance. The compensation program is intended to motivate the officers to enable the Company to achieve its short-term and long-term business goals. The Committee has three goals to guide it in this endeavor: (a) compensation paid to officers should be aligned with the performance of the Company on both a long- and short-term basis; (b) compensation should be competitive within the employment environment; and (c) compensation should be designed to reward officers for meeting performance targets.

Compensation Program

The Committee strives to craft a compensation program that pays the officers at competitive levels reflective of their individual responsibilities while maintaining consistency and pay equity among the individual officers. The Committee conducts an annual review of the compensation program, as well as changes in the overall composition of the management team and the responsibilities of the individual officers, to ensure that the compensation is competitive within the market, supports retention objectives and is internally equitable. Reliance upon various tools, and the findings from such tools, assists the Committee in its analysis, and leads to decisions regarding the mix of the various compensation elements to be included. Additionally, the cost of the compensation program is considered, in recognition that the optimal compensation program motivates employees to improve Company results on a cost-effective basis. Typically, the Committee finalizes compensation elements for a calendar year in December of the prior year.

Tools and Findings from Analysis. The Committee relies upon tools to analyze the compensation program internally and within the competitive landscape. Historically, these tools have been outside data compiled by various consultants, tally sheets detailing overall compensation packages for each individual officer and discussions with the CEO regarding performance levels and goals. The Committee also considers the results of the most recent non-binding advisory “say on pay” vote of the Company’s shareholders on executive compensation.

Consultant. The Committee has the authority to retain its own advisor. For 2015, the Committee did not retain an advisor.

External Data. The Committee generally relies upon various independent surveys, which are matched to specific positions with similar functional descriptions as those for the officers. The Committee reviews surveys primarily to gain perspective on how the Company’s executive compensation compares to other similarly-sized companies so that it can assess whether the Company’s pay levels are generally competitive and represent a reward for strong performance. For 2015, the Committee utilized the TowersWatson annual compensation level survey. Using this independent survey, the Committee analyzed the compensation paid to officers, including the CEO, compared against the compensation paid to executives holding equivalent positions in the peer classification group, consisting of surveyed manufacturers of durable goods with employment levels of between 1,000 and 4,999 (the “Peer Group”). The survey did not include any revenue limitations as using such limitations would have resulted in a peer group that was too small to be statistically relevant. The Committee reviews base salary and total compensation at both the 50th and 75th percentile levels to highlight where the Company’s compensation is relative to peers for competitive purposes, and also takes into account the individual’s experience and performance and the Company’s results. For 2015, the officers including the CEO were near the 50th percentile, when reviewing base salary alone. The Committee decided that salary levels that are near the 50th percentile were appropriate for 2015, given the sales and operating income levels achieved by the Company.

The Committee also reviews total cash compensation, which included salary and the maximum available bonus for the officers, and compares that data with the Peer Group data. The Committee does not engage in specific benchmarking when comparing total compensation because a significant portion is tied to the Company’s performance, which can cause a great variation relative to the amounts paid by comparable companies with different performance results. As a result, the Committee considers the total compensation paid by other companies to ensure that the Company’s pay is competitive, and to assess whether its payout levels for strong performance represents an incentive to achieve such performance. For 2015, total compensation of the officers was found to align near the 50th percentile depending on the actual payout to be achieved.

Discussions with the CEO. All of the non-CEO officers report directly to the CEO, who performs a yearly evaluation of the performance of each officer. The CEO’s assessment of the individual performance forms the basis for the proposed compensation levels of each officer (other than the CEO), in light of the information derived from the aforementioned survey. The CEO provides a written evaluation for each officer (other than the CEO) that includes his recommendations for salary adjustments for the subsequent year to the Committee, which weighs these recommendations in determining salary levels.

Results of 2014 Say on Pay Vote. The Proxy Statement filed by the Company in 2014 included a non-binding advisory “say on pay” vote on executive compensation. Although the vote was non-binding, the Board of Directors and the Committee value the opinions of the shareholders and considered the outcome of the vote when making compensation decisions for the Company’s NEOs. The Company’s compensation program received an affirmative vote from over 87% of the Company’s common shares entitled to vote and present or represented by proxy at the 2014 annual meeting. The Company views this shareholder approval as an endorsement of a sound compensation program.

Compensation Elements. The Company recognizes that its success depends, in large part, on a leadership team with the skills and commitment necessary to successfully manage a global organization. The compensation program assists in achieving this objective by relying on the elements of compensation detailed below. Certain elements are designed to enable the Company to attract and retain the officers with the skills to anticipate and respond to the market, while other elements are intended to motivate the officers to achieve financial results to enhance shareholder value. The Company’s 2015 compensation program for officers consisted of the following elements:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity grants;

•	Bonus stock;

•	Retirement benefits; and

•	Health and welfare benefits.

The Company structures the total compensation program so that its reliance on any particular element of compensation is flexible. Thus, the compensation program strives to meet the goals outlined above, by balancing short-term (i.e., base salaries, annual cash incentive awards) and long-term incentives (i.e., long-term equity grants), competitively in the market and to address the volatility in the Company’s performance due to external factors. There is no difference in the policies and their application for each of the officers, except for the CEO.

Base Salaries. The Company’s goal is to establish salaries at a level sufficient to attract and retain talented executives. This goal is based on the Company’s belief that it is important to maintain salary levels near a midpoint of comparable company executives to be competitive within the general market and the Peer Group. The base salaries of the officers are reviewed annually. In each case, factors considered in establishing an officer’s salary level include a review of the individual’s performance initiated by the CEO, an accounting of the Company’s performance, the experience level for the position, the Peer Group executive compensation information derived from the independent compensation survey using companies in similar industries and with similar employee levels and internal equity. For 2015, the Committee ratified the CEO’s recommendations for no increases for either the officers or the CEO, in light of the Company’s performance and a return to a bi-annual salary review for the officers.

Annual Cash Incentive Awards. The annual cash incentive award is designed to motivate and reward the officers for their contributions to the Company’s performance by making a significant portion of their total compensation variable and dependent upon the Company’s annual financial performance. It is tied directly to the financial performance of the Company on a sliding scale of return on shareholders’ equity. The Committee believes that compensating management by aligning compensation with shareholders’ return on their investment is an effective way to connect the achievement of performance goals and to encourage growth in the Company while rewarding officers for their contributions. The calculation is based on the Company’s pretax return on equity and assessed over a range of 4% to 15%. The implied target is 9.5% which assumes a linear, symmetrical bonus curve with one-half of the maximum bonus earned at the midpoint of the performance range. From this calculation, the awards are determined based on a schedule that provides certain percentages to be applied to base salaries. The Company’s pretax return on shareholders’ equity for 2015 was 8.1% which would have resulted in a payout of 65% for the CEO and 50% for the other NEOs. The maximum bonuses are 100% of salary for the CEO and 85% of salary for the other officers. The Committee has the ability to exercise discretion and make adjustments. In December 2015, the Company’s pretax return on shareholders’ equity was expected to yield a payout of 60% for the CEO and 45% for the other NEOs. However, the Committee recognized the extraordinary effort of the management team, during difficult economic conditions for the Company’s industry. Because the Company’s customers are primarily governments or governmental-regulated entities, the economic woes facing the majority of governments in the last few years have forced most of the customers to curtail capital expenditures. As such, capital expenditures at public utilities around the world have slowed precipitously. Due to these significant variations in market demand, the Committee believed that the management team should receive a greater bonus at lower levels of return on shareholders’ equity to also compensate them for achievements with respect to market share and volume-related expense management. The Committee approved an adjustment of the annual cash bonus award to 1.25 times the payout in recognition of this effort. Accordingly, the cash incentive awards for 2015 were 75% of salary for the CEO and 56.25% of salary for the other NEOs.

Long-term Equity Grants. The Committee believes that the Company’s shareholders will be well served if a greater percentage of the long-term equity incentive program is related to achievement of the Company’s Board-approved strategic objectives. To that end, the “balanced LTI program” consisting of service vested restricted share units (RSUs) and performance vested RSUs, is a way to achieve its objectives. Generally, performance-vesting aligns executive long-term incentive rewards more directly with shareholder interests since achieving strategic objectives is a better measure of managements’ performance than the volatility of the stock market. Furthermore, the Committee believes that the shareholders are served well by decisions that further the Company’s long-term strategic plan. The Committee also believes that the CEO’s long-term incentive should generally be 100% dependent on the achievement of the Company’s strategic objectives. Nevertheless, the Committee believes that it is appropriate to include some service vested RSUs in the long-term incentive program of the other officers in order to encourage retention of key executives over the duration of a business cycle. Additionally, upon vesting, it was mandated that the officers defer receipt of the shares received from the grants in 2009 through 2013 until, at the earliest, their retirement/termination date. This policy was replaced by the ownership guidelines discussed below in 2014.

Long-term equity incentive grants are made under the Preformed Line Products Company Long Term Incentive Plan of 2008 (“LTIP”), which was initially approved by the Board and by the shareholders in 2008 and amended and restated by the Board during 2011 and subsequently approved by the shareholders at the 2011 annual meeting. The CEO’s typical annual equity compensation awards are performance-based RSUs, vesting in three years based upon achieving performance standards approved at the time of the grant by the Company’s Board of Directors. The typical annual equity compensation awards to the other participants are as follows: two-thirds of the award is performance-based RSUs, vesting in three years based on achieving performance standards approved at the time of the grant by the Company’s Board of Directors, and one-third of the award is service-based RSUs, vesting three years after the date of the grant based solely on continued employment by the Company. The Committee chose to emphasize performance over three years (rather than weigh performance and service equally), because it believes this approach aligns the Company’s performance with shareholder interests, while acknowledging the benefit from long-term service.

For the performance-based RSUs, the number of shares in which the participant becomes vested will depend upon the specific level of growth in pretax income and sales growth measured over the three-year performance period ending December 31, 2017, with thresholds of 5%, 7% and 10% for operating income growth, and 3%, 5% and 10% for sales growth. The threshold payout is at 25% of the maximum number of performance-based RSUs if both measures are achieved, the target is at 50% if both 7% growth in operating income and 5% growth in sales are achieved, and the maximum is at 100% of the number of RSUs subject to the award if 10% growth in each measure is achieved at the end of the three-year period. If only one of the two measures is achieved at any of these levels, the vesting percentage is weighted to provide for some additional vesting for achieving the higher measure. Dividends declared on RSUs are accrued as cash dividends.

For the 2015 grants, the Committee once again analyzed the history of the RSU grants, and whether such grants effectively aligned the interests of the NEOs with the Company’s interests, taking into account industry data and input from officers regarding the Company’s markets, projections and costs. The Committee’s intention is to incentivize management to grow the Company while maintaining profit margins. Given the economic conditions and volatile Company performance over the past few years and the challenges in forecasting the external factors that drive the Company’s sales, the Committee agreed to continue using a one-year base as established in 2014 to measure growth during the performance period, and adjusted the performance metrics to the growth percentages discussed above. The Committee recommended and the Board approved the grants in February 2015 to each of the officers including the CEO.

The CEO’s award is set at a number of RSUs equal to 100% of the CEO’s salary if target performance is achieved, with a maximum award equal to 200% of his salary if the maximum performance is achieved. The awards to the other officers are as follows: the award is set at a number of RSUs equal to that percentage of participant’s salary that is specified at the time of grant if target performance is achieved. The maximum amount of the performance portion of the award is equal to two times the target award. The amount of the service-vested award that can be earned is equal to the target award. Each officer was granted the number of RSUs equal to the maximum level under the performance criteria.

Bonus Stock. In November 2015, the Committee reviewed the Company’s financial results for the first three quarters of 2015 and expected results for the full year and considered the likelihood that the Company would achieve the performance targets for the performance-based RSUs over the three-year period ending in 2017. The Committee also considered the effort that the CEO and other officers had put forth during 2015 and that would continue to be needed to manage the Company through prolonged challenging market conditions, and whether the RSUs and cash incentive provided appropriate incentive compensation. In light of these considerations, the Committee awarded a special, one-time grant of restricted stock to the CEO and other officers that fully vested on the issuance date of November 30, 2015, as a shorter-term reward for achievements not tied to the performance metrics and to encourage retention.

Retirement Benefits. The Company believes that retirement benefits are an important component of total compensation. The Company’s primary retirement benefit consists of the Company’s 401(k) and profit sharing plan under which all salaried employees of the Company, including officers, participate starting in their third year of employment. The amount the Company provides to the profit sharing plan is based on the recommendation of management, with the Board’s approval. Typically, the Company’s contribution under this plan is approximately 15% of the then-current year’s cash compensation which is consistent with the amount contributed for all full-time salaried employees of the Company, including the cash incentive award. When calculating the Company’s contributions under the profit sharing plan, the Company does not consider gains from prior awards. Every aspect of this plan is the same for all salaried employees, including officers. Thus, each salaried participant elects the investment options with the same options offered to all salaried employees and officers. The plan does not involve any guaranteed minimum return or above-market returns; rather, the investment returns are dependent upon actual investment results. To the extent an employee’s award exceeds the maximum allowable contribution permitted under existing tax laws, the excess is accrued for (but not funded) under a non-qualified Supplemental Profit Sharing Plan. The return under this Supplemental Profit Sharing Plan is calculated at a weighted average of the Treasury constant maturity one-year rate plus 1%.

Executive Perquisites. Perquisites and other personal benefits do not comprise a significant aspect of the Company’s compensation program. Although officers participate in the same benefit programs as the Company’s other employees, the Company provides a few additional benefits to its officers. These benefits are designed to enable the officers to balance their personal, business and travel schedules. In 2015, benefits include the Company’s payment of club dues, which was less than $4,000 annually per membership, for three of the NEOs as indicated in the accompanying Summary Compensation Table. The Company also pays annual dues for Robert G. Ruhlman at a club located near the Company’s Rogers, Arkansas facility, which totaled approximately $3,000 in 2015. This benefit is also provided to four other non-officer employees, primarily for business entertainment purposes. Except as described here, the Company aircraft is available to all of the employees, including the officers, for business-related travel only. The CEO is permitted to use the Company’s aircraft for personal purposes, as shown on the Summary Compensation Table. The Company also makes personal financial advice available to the CEO and tax advice available to all its officers.

Ownership Guidelines. In 2009, the Board established a requirement that the NEOs defer receipt of all shares received upon vesting of RSUs until retirement or termination of employment. Upon advice from Aon Hewitt during its 2013 engagement, the Committee determined that ownership guidelines would provide a more flexible way to ensure executives maintain sufficient ownership position in the Company. In February 2014, the Committee recommended and the Board approved ownership guidelines to ensure that the NEOs have a stake in the future of the Company in lieu of the deferral requirement. The ownership guidelines require the CEO to hold six times his annualized base salary in equity of the Company, and the other officers to hold three times their annualized base salaries. The ownership guidelines state that the types of equity that count toward the ownership requirement are stock owned directly, stock owned in a Company-sponsored retirement plan, and the unvested portion of RSUs that are subject only to time-vesting. In addition, each covered executive has until 2019 to meet these parameters.

Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1 million on the amount of compensation that a company may deduct in any one year with respect to each of its NEOs. All officers were below this threshold in 2015, except the CEO.

Compensation Committee Report

The Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on the review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Glenn E. Corlett, Chairman Richard R. Gascoigne Michael E. Gibbons

Summary Compensation Table

The table below describes the compensation earned in the last three fiscal years for our NEOs.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($) (1)	Compensation ($) (2)	Compensation ($) (3)	Total ($)
Robert G. Ruhlman	2015	763,380		1,715,144	572,535	309,407	3,360,466
Chairman, President and	2014	763,380		1,526,759	715,669	356,449	3,362,257
Chief Executive Officer	2013	741,120		1,482,241	741,120	290,406	3,254,887

Eric R. Graef	2015	344,400		365,945	193,725	96,768	1,000,838
Chief Financial Officer and	2014	344,400		315,701	258,300	114,776	1,033,177
Vice President - Finance	2013	334,344		306,482	284,192	96,472	1,021,490

Dennis F. McKenna	2015	340,008		387,041	191,255	89,364	1,007,668
Executive Vice President -	2014	302,580		277,366	226,935	95,409	902,290
Marketing and Business Development	2013	293,760		269,280	249,696	79,383	892,119

William H. Haag III	2015	295,440		321,065	166,185	80,994	863,684
Vice President -	2014	295,440		270,821	221,580	96,129	883,970
International Operations	2013	286,800		262,902	243,780	82,030	875,512

David C. Sunkle	2015	258,780		312,581	145,564	67,097	784,022
Vice President - Research and	2014	258,780		237,215	194,085	81,683	771,763
Engineering and Manufacturing	2013	239,616		219,649	203,674	64,742	727,681

(1)	Reflects the dollar amount of the grant date fair value, as determined in accordance with Financial Accounting Standard Board (FASB) ASC Topic 718, with respect to performance-based and service-based restricted share units (RSUs) awarded under the LTIP. The value of performance-based RSUs was calculated assuming the highest level of the performance conditions achieved. The performance period for the 2013 performance-based RSUs ended on December 31, 2015 and the actual payout was at 0% of the maximum share number. For a further description of these awards, see the discussion under the heading “Long-Term Equity Grants” above and Note H – Share-Based Compensation to the Notes to Consolidated Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Also reflects the dollar amount of the grant date fair value, as determined in accordance with FASB ASC Topic 718, with respect to a one-time grant of restricted stock to the CEO and other officers. For a further description of these awards, see the discussion under the heading “Bonus Stock” above and Note H – Share-Based Compensation to the Notes to Consolidated Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	Reflects the dollar amount of the payout under the Company’s Annual Non-Equity Incentive Plan based on a sliding scale of the Company’s return on shareholders’ equity, ranging from 4% (for the threshold payout) to 15% (for the maximum payout), with target payout at 9.5%. The percentage achieved within this range determined the dollar amount of the award based on a percentage of salary, which is a maximum of 100% for Robert G. Ruhlman and 85% for the other NEOs, in each case, subject to the Compensation Committee’s discretion as to the final payout amount. The Company’s return on shareholders’ equity for 2015 was 8.1%, which would have resulted in a payout of 65% for Robert G. Ruhlman and 50% for the other NEOs. However, the Compensation Committee used discretion and made adjustments, which resulted in a payout of 75% for Robert G. Ruhlman and 56.25% for the other NEOs. For a further description of the Compensation Committee’s discretion, see the discussion under the heading “Annual Cash Incentive Awards” above.
(3)	Reflects the employees’ 2015 earnings and interest accruals to the Company’s non-qualified Supplemental Profit Sharing Plan, in which the Company accrues for (but does not fund) those employees’ awards which exceed the maximum allowable contribution permitted under existing tax laws, in the following amounts: Robert G. Ruhlman, $179,556; Eric R. Graef, $44,697; Dennis F. McKenna, $42,771; William H. Haag III, $33,272; and Dave C. Sunkle, $23,026. See Non-qualified Deferred Compensation Table for additional information. Reflects the following perquisites and personal benefits received by Robert G. Ruhlman: aggregate incremental cost for personal use of the Company’s airplane of $24,783, club dues of $6,276, financial planning fees of $39,000 and tax preparation fees of $9,239. The aggregate incremental cost of the personal use of the corporate airplane is determined on a per flight basis and includes the cost of the fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip-related hangar and parking costs and other costs specifically incurred. Imputed income is assessed to Mr. Ruhlman amounting to the equivalent of a first class ticket for comparable flights. Reflects the Company’s contributions to the Profit Sharing Plan in 2015 of $39,000 for each NEO. Also reflects premiums paid for group term life insurance for 2015: Robert G. Ruhlman, $11,554; Eric R. Graef, $7,778; Dennis F. McKenna, $1,746; William H. Haag III, $2,305; and David C. Sunkle, $3,752.

Grants of Plan-Based Awards

								Grant Date
							All Other	Fair Value of
	Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			Stock Awards:	Stock and
	Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Number of	Option
Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	Awards ($) (4)
	343,521	534,366	763,380	—	—	—	—	—
	103,320	189,420	292,740	—	—	—	—	—
	102,002	187,004	289,007	—	—	—	—	—
	88,632	162,492	251,124	—	—	—	—	—
	77,634	142,329	219,963	—	—	—	—	—
2/24/15	—	—	—	6,659	13,318	26,636	—	1,526,759
2/24/15	—	—	—	1,377	2,754	5,508	1,102	315,701
2/24/15	—	—	—	1,359	2,719	5,437	1,087	311,673
2/24/15	—	—	—	1,181	2,363	4,725	945	270,821
2/24/15	—	—	—	1,035	2,070	4,139	828	237,216
11/30/15	—	—	—	—	—	—	4,500	188,415
11/30/15	—	—	—	—	—	—	1,200	50,244
11/30/15	—	—	—	—	—	—	1,800	75,366
11/30/15	—	—	—	—	—	—	1,200	50,244
11/30/15	—	—	—	—	—	—	1,800	75,366

(1)	Reflects the dollar amount of the payout under the Company’s Annual Non-Equity Incentive Plan based on a sliding scale of the Company’s return on shareholders’ equity, ranging from 4% (for the threshold payout) to 15% (for the maximum payout), with target payout at 9.5%. The percentage achieved within this range determines the amount of the award based on a percentage of salary, which is a maximum of 100% for Robert G. Ruhlman and 85% for the other NEOs, in each case, subject to the Compensation Committee’s discretion as to the final payout amount. The Company’s return on shareholders’ equity for 2015 was 8.1%, which would have resulted in a payout of 65% for Robert G. Ruhlman and 50% for the other NEOs. However, the Compensation Committee used discretion and made adjustments, which resulted in a payout of 75% for Robert G. Ruhlman and 56.25% for the other NEOs. For a further description of the Compensation Committee’s discretion, see the discussion under the heading “Annual Cash Incentive Awards” above.
(2)	Reflects the number of performance-based restricted share award units (RSUs) granted during 2015 pursuant to the LTIP. The RSUs vest at the end of three-year performance period through December 31, 2017 based on the Company’s level of performance. The number of shares the participant may receive depends upon the specific level of performance of growth in operating income and sales growth over the three-year performance period, with thresholds of 5%, 7% and 10% for operating income growth and 3%, 5% and 10% for sales growth. The threshold payout is at 25% of the maximum number of performance-based RSUs if both measures are achieved, the target is at 50% if both 2% growth in pre-tax income and 3% growth in sales are achieved, and the maximum is at 100% of the numbers of shares subject to the award if 5% growth in each measure is achieved at the end of the three-year period. If only one of the two measures is achieved at any of these levels, the vesting percentage is weighted to provide for some additional vesting for achieving the higher measure.
(3)	Reflects the number of time-based RSUs granted during 2015 pursuant to the LTIP. The RSUs cliff vest and are no longer subject to risk of forfeiture after December 31, 2017 depending on continuous employment. Also reflects the number of shares of restricted stock granted as a one-time grant by the Compensation Committee pursuant to the LTIP and fully vested on the issuance date of November 30, 2015.
(4)	The value of the RSUs was calculated using the closing market price of the RSUs on the grant date multiplied by the number of RSUs granted, and reflects the probable total amount that the Company would expense in its financial statements over the restricted awards’ vesting period assuming service and performance goals are met, in accordance with FASB ASC Topic 718. The value of our common shares was calculated using the closing market price of the restricted stock on the grant date multiplied by the number of shares of restricted stock granted, and reflects the total amount that the Company has expensed in its financial statements, in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Robert G. Ruhlman	—	—	—	—	—	—	—	12,028	506,379
Eric R. Graef	—	—	—	—	—	—	—	3,980	167,558
Dennis F. McKenna	—	—	—	—	—	—	—	3,734	157,201
William H. Haag III	—	—	—	—	—	—	—	3,414	143,729
David C. Sunkle	2,000	—	—	35.50	1/2/2017	—	—	2,990	125,879

(1)	Time-based restricted share units (RSUs) granted in 2014 for the following number of shares vest on December 31, 2016 depending on continuous employment: Eric R. Graef, 888; Dennis F. McKenna, 780; William H. Haag III, 762; and David C. Sunkle, 667. Performance-based RSUs granted in 2014 vest after a three-year performance period ending December 31, 2016 for the following number of shares based on achieving the Company’s threshold level of performance measured by growth in pretax income and sales growth over the performance period; Robert G. Ruhlman, 5,369; Eric R. Graef, 888; Dennis F. McKenna, 780; William H. Haag III, 762; and David C. Sunkle, 667. Time-based RSUs awards granted in 2015 vest on December 31, 2017 depending on continuous employment: Eric R. Graef, 1,102; Dennis F. McKenna, 1,087; William H. Haag III, 945; and David C. Sunkle, 828. Performance-based RSUs granted in 2015 vest after a three-year performance period ending December 31, 2017 for the following number of shares based on achieving the Company’s threshold level of performance measured by growth in operating income and sales growth over the performance period: Robert G. Ruhlman, 6,659; Eric R. Graef, 1,102; Dennis F. McKenna, 1,087; William H. Haag III, 945; and David C. Sunkle, 828.
(2)	The market value was calculated using the closing price of the shares of $42.10 as of December 31, 2015.

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#) (1)	on Vesting ($)
Robert G. Ruhlman	—	—	4,500	188,415
Eric R. Graef	—	—	2,249	94,407
Dennis F. McKenna	—	—	2,722	114,182
William H. Haag III	—	—	2,100	88,134
David C. Sunkle	—	—	2,552	107,025

(1)	Consists of common shares vesting under the service-based RSUs granted in 2013. The performance-based awards did not vest due to not meeting performance growth criteria. The shares were deferred and are held in the rabbi trust for future distribution under the Company’s Deferred Compensation Plan. Also includes common shares vesting under the one-time restricted stock awards granted in November 2015. These shares vested upon issuance.

Non-qualified Deferred Compensation

			Aggregate
	Registrant	Aggregate	Balance at
	Contributions in	Earnings in Last	Last FYE
Name	Last FY ($) (1)	FY ($) (1)	($) (2)
Robert G. Ruhlman	156,656	22,900	2,056,596
Eric R. Graef	39,886	4,811	439,023
Dennis F. McKenna	39,041	3,730	348,473
William H. Haag III	29,104	4,169	374,963
David C. Sunkle	20,944	2,082	193,645

(1)	The Company’s contributions under the Supplemental Profit-Sharing Plan for the year ending December 31, 2015 included in the identified columns are also included in the Summary Compensation Table. The amounts are based on the amount by which compensation from the Company’s qualified retirement plan is limited by the IRS. Earnings are calculated based on an imputed interest rate of one-year Treasury bill rate plus 1% (1.22% for 2015) multiplied by the amount in such employee’s account under the plan.
(2)	Of the totals in this column, the following amounts have been reported in the Summary Compensation Table in previously reported proxy statements: Robert G. Ruhlman, $1,877,040; Eric R. Graef, $394,326; Dennis F. McKenna, $305,702; William H. Haag III, $341,691; and David C. Sunkle, $170,619.

Potential Payments upon Termination or Change in Control

All of our employees, including NEOs, are employed at will and do not have employment, severance or change-in-control agreements. However, the LTIP includes a change–in-control provision which provides that in the event of a Change in Control (as defined in the Plan) (a) any options outstanding which are not then exercisable and vested shall become fully exercisable and vested; and (b) unless otherwise provided in the award agreements, any restricted share units outstanding shall vest and entitle the holder to the maximum number of shares that may be earned under the award. The award agreements for the RSUs provide that in the event of the Change in Control (a) all time-based RSUs outstanding shall fully vest and entitle the holder to the maximum number of shares that may be earned under the award and (b) all performance-based RSUs outstanding shall vest and entitle the holder to receive, at the end of the performance period applicable to the award (whether or not then still employed by the

Company), the number of shares that are earned based on the achievement of the performance vesting conditions in effect for the duration of the award. The following table shows the amount the Company’s NEOs would have received under the LTIP if a change in control had occurred on December 31, 2015, assuming that all performance conditions of performance-based RSUs were satisfied at the maximum level and that the shares earned were issued as of December 31, 2015. The amounts are equal to the value of the shares that would have vested as of December 31, 2015 and, in the case of options, less the aggregate exercise price.

Estimated Future
Payouts Under
Equity Incentive
Plan Awards
Name	Stock Awards($)
Robert G. Ruhlman	2,025,515
Eric R. Graef	418,853
Dennis F. McKenna	393,130
William H. Haag III	359,324
David C. Sunkle	314,698

The following details typical compensation arrangements upon retirement, resignation, death, disability or other termination for other plans.

Profit-Sharing Plan

Upon termination of employment, the employee may receive vested contributions plus income earned on those contributions under the Company’s Profit Sharing Plan. Upon disability, the IRS allows withdrawals to be made if the employee became permanently disabled. Upon death, the vested account balance of the employee will be paid to the designated beneficiaries.

Supplemental Profit-Sharing Plan

Our Supplemental Profit-Sharing Plan was established to compensate employees whose benefits in the Profit-Sharing Plan were reduced due to IRS limitations on compensation. Upon termination of employment, the employee may receive vested contributions plus income earned on those contributions. Upon disability, the IRS allows withdrawals to be made if the employee became permanently disabled. Upon death, the vested account balance of the employee will be paid to the designated beneficiaries.

Director Compensation

Each director who is not an employee of the Company received an annual retainer fee of $25,000. Directors who are also employees are not paid a director’s fee. Additionally, board members who serve on committees are also paid an annual retainer of $10,000 and chairpersons of each committee are paid an additional annual retainer of $10,000.

In December 2015, the Compensation Committee approved certain changes to Board compensation. It approved paying each Board member who serves on committees an award of 200 shares per committee per year, to be paid upon the completion of each calendar year. In addition, the Compensation Committee passed a Board Stock Ownership Plan, which requires committee members to maintain ownership of our common shares with a minimum aggregate market value of three times the amount of the annual cash retainer paid to a director for Board service (ignoring any additional retainer fees paid for service on Board committees) (the “Ownership Requirement”), and prohibits the sale of any common shares of Company stock owned by the committee member (except to pay the exercise price of stock options or tax liability generated as a result of equity grants) until such time as the Ownership Requirement is satisfied. The committee members have five years to meet the Ownership Requirements.

	Fees Earned	Stock
	or Paid in	Awards
Name	Cash ($) (1)	($) (2)	Total ($)
Barbara P. Ruhlman	25,000	—	25,000
Glenn E. Corlett	55,000	16,840	71,840
Michael E. Gibbons	55,000	16,840	71,840
R. Steven Kestner	25,000	—	25,000
Richard R. Gascoigne	45,000	16,840	61,840

(1)	Directors’ fees earned by R. Steven Kestner and Michael E. Gibbons were issued in common shares and held in the rabbi trust pursuant to the deferral election made under the Company’s Directors Deferred Compensation Plan. On January 2, 2016, 593 common shares were transferred from the rabbi trust to R. Steven Kestner per his deferral agreement.
(2)	The value of the shares granted was calculated using the closing market price of the shares on the grant date multiplied by the number of shares granted, and reflects the amount that the Company has expensed in its financial statements in accordance with FASB ASC Topic 718.

Compensation Committee Interlocks and Insider Participation

No director serving on the Compensation Committee during any part of 2015 was at any time either during or before 2015, an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during 2015.

Transactions with Related Person

It is the policy of the Company that the Audit Committee approves all related party transactions. Additionally, the Company has a Code of Conduct that addresses the Company’s commitment to the honesty, integrity and ethical behavior of the Company’s directors, officers and employees. The Code governs the actions and working relationships of the Company’s directors, officers and employees with current and potential customers, consumers, fellow employees, competitors, government and self-regulatory agencies, investors, the public, the media and anyone else with whom the Company has or may have contact. Each director, officer and employee is instructed to inform the Board when confronted with a situation that may be perceived as a conflict of interest. All related party transactions must be approved by the Audit Committee in advance. The Audit Committee may engage outside parties to assist it in assessing the fairness and reasonableness of related party transactions. Although the policies and procedures for related parties are not in writing, the results of actions taken by the Audit Committee are documented in formal minutes and are reported to the Board. The following are the Transactions with Related Parties which have been approved by the Audit Committee and reported to the Board in 2015:

•	On March 26, 2015, the Company purchased 1,290 common shares of the Company from Robert G. Ruhlman, at a price per share of $45.39, which was calculated from a 30-day average of market price. On November 30, 2015, the Company purchased 1,479 common shares of the Company from Robert G. Ruhlman, at a price per share of $41.50, which was calculated from a 30-day average of market price. Additionally, on December 8, 2015, the Company purchased 1,510 common shares of the Company from Robert G. Ruhlman, at a price per share of $40.83, which was calculated from a 30-day average of market price.

•

On August 11, 2015, the Company purchased 30,713 common shares of the Company from a trust for the benefit of Barbara P. Ruhlman and a foundation of which Barbara P. Ruhlman, Robert G. Ruhlman and Bernard Karr are officers, at a price per share of $35.00, which was calculated from a 30-day average of market price. Barbara P. Ruhlman is a member of the Company’s Board of Directors and the mother of Robert G. Ruhlman and grandmother of J. Ryan Ruhlman, both of whom are also members of the Board of Directors. The purchase was consummated pursuant to two Share Purchase Agreements both dated August 11, 2015, one between the Company and the trust and the other between the Company and the foundation.

•	J. Ryan Ruhlman has worked for the Company for over eleven years, recently was elected to the role of Vice President, Marketing and Business Development in December 2015and was elected to the Company’s Board of Directors in July 2015. He is the son of Robert G. Ruhlman, President and CEO of the Company, and received $185,540 in reportable compensation for 2015 of which $33,725 is attributable to his 2015 award of stock options, in line with the Company’s compensation for mid-level managers.

PROPOSAL TWO: Ratification of the Appointment of Ernst &Young LLP

The Board recommends that you vote “FOR” this proposal.

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. For 2015, the Company engaged E&Y to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2015, to audit the annual financial statements and to perform audit-related and tax services. Representatives of E&Y are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm for 2016. The submission of this matter for approval by the shareholders is not legally required. The Board believes that submission of this matter presents an opportunity for the shareholders to provide feedback to the Board on an important issue of corporate governance. If the shareholders do not approve the appointment of E&Y, the appointment will be re-evaluated by the Audit Committee but will not require the Audit Committee to appoint a different accounting firm. The Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

PROPOSAL THREE: Approval of Amendment to our Amended and Restated Code of Regulations Allowing the Board of Directors to Amend the Code of Regulations

The Board recommends that you vote “FOR” this proposal.

Under Proposal Three, we are asking our shareholders to approve an amendment to our Amended and Restated Code of Regulations (“Regulations”) allowing the Board of Directors to adopt amendments to the Regulations to the extent permitted by Ohio law. Our Regulations currently require our shareholders to adopt all amendments.

Many jurisdictions, such as Delaware, have historically allowed the directors of a corporation to amend that corporation’s bylaws (the Delaware equivalent of Ohio’s regulations) without shareholder approval. In 2006, Ohio law was amended to allow directors of Ohio corporations to make certain amendments to their regulations without shareholder approval, if the authority is provided in the corporation’s articles of incorporation or regulations, and so long as the amendments do not take away or limit the shareholders’ power to adopt, amend or repeal the corporation’s regulations. As a result, Ohio law provides Ohio corporations with flexibility similar to Delaware corporations, subject to statutory limitations that prohibit directors from amending the regulations to effect changes in specified areas deemed by the Ohio legislature to be important rights reserved to the shareholders.

If shareholders approve Proposal Three, Article VIII of our Regulations would be revised to allow both our Board of Directors and our shareholders to amend our Regulations, except that only shareholders can approve amendments to our Regulations that are reserved for shareholders by Ohio law, which currently include the following:

•	changing the percentage of common shares needed to call a special shareholders’ meeting;

•	changing the length of the time period required for notice of shareholders’ meetings;

•	changing the requirement for a quorum at shareholders’ meetings;

•	prohibiting shareholder or director actions from being authorized or taken without a meeting;

•	defining terms of office for directors or providing for classification of directors;

•	requiring greater than a majority vote of shareholders to remove directors without cause;

•	changing the requirements for a quorum at directors’ meetings or the required vote for an action of the directors; or

•	including a requirement that a control share acquisition of the corporation be approved by the Company’s shareholders.

In addition, if shareholders approve Proposal Three, the Board may not delegate its authority to adopt, amend or repeal our Regulations to a committee of the Board.

If shareholders approve Proposal Three, the Board would be able to make ministerial and other changes (including repealing and removing provisions except as they relate to the matters listed above) to our Regulations without the time-consuming and expensive process of seeking shareholder approval. If shareholders approve Proposal Three, we will be required to promptly notify our shareholders of any amendments that the Board makes to our Regulations by filing a report with the SEC or by sending a notice to shareholders of record as of the date of the adoption of the amendment. Under Ohio law, shareholders retain the power to adopt, amend and repeal the Regulations without action by the Board, so shareholders will have the ability to change any amendments made by the Board should they determine that to be appropriate.

The actual text of the revised Article VIII of our Regulations, marked with deletions indicated by strike-outs and additions indicated by underlining to indicate the proposed amendment, is set forth below. The amendment would become effective at the time of the shareholder vote.

ARTICLE VIII

Amendments

This Code of Regulations may be amended or repealed or new regulations may be adopted: (a) at any meeting of shareholders called for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, except that Sections 1 and 5 (Number and Classification; Removal) of Article III may be amended or repealed only by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power on such proposal or (b) by the Board of Directors (to the extent permitted by the Ohio Revised Code).

PROPOSAL FOUR: Approval of the 2016 Incentive Plan

The Board recommends that you vote “FOR” this proposal.

On March 2, 2016, the Board of Directors, upon the recommendation of the Compensation Committee, approved the Preformed Line Products Company 2016 Incentive Plan (the “2016 Plan”), subject to shareholder approval.

Background

The Compensation Committee and the Board believe that our provision of equity compensation has been a key factor in aligning the interests of our officers, employees and directors with those of our shareholders by providing an incentive to increase shareholder value. Equity compensation also allows us to compete for and retain talented executives and other personnel.

Under the Preformed Line Products Company Amended and Restated Long Term Stock Incentive Plan of 2008 (the “2008 Plan”), the Company currently has the ability to award stock options, restricted stock awards, other stock-based awards and qualified performance-based awards. As of March 1, 2016, of the aggregate of 900,000 common shares that were authorized for issuance under the 2008 Plan, the Company had approximately 313,000 shares remaining available for future restricted stock or restricted stock unit awards, and approximately 8,000 shares remaining available for future option grants.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), every five years we are required to seek shareholder approval of our equity compensation plan so that compensation attributable to grants under that plan may qualify for an exemption from the $1 million limit on the deduction for certain executive compensation (the “Section 162(m) Exemption”). The 2008 Plan was last approved in 2011, so it would need to be approved by shareholders again this year in order to maintain the Section 162(m) Exemption. However, since the 2008 Plan will expire in 2018, the Board determined to approve the new 2016 Plan, and recommend it for shareholder approval, since the 2016 Plan provides greater flexibility to structure awards to meet the Company’s incentive compensation objectives and authorizes a new pool of shares to allow awards to continue to be made for the next several years.

The 2016 Plan would make 1,000,000 common shares available for new awards. If our shareholders approve the 2016 Plan, it will become effective as of May 10, 2016 (the “Effective Date”), and no additional awards will be granted under the 2008 Plan as of such date. Shares subject to awards that are outstanding under the 2008 Plan will not become available for future grants under the 2016 Plan if they are cancelled, forfeited or expire prior to being exercised and any shares that remain available for grant under the 2008 Plan as of the Effective Date will not become part of the pool of shares available under the 2016 Plan. If the 2016 Plan does not receive shareholder approval, the 2016 Plan will not go into effect and the 2008 Plan will stay in effect.

Overview of the 2016 Plan

The purpose of the 2016 Plan is to give the Company and its subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to incentivize those individuals to increase shareholder value through incentives directly linked to the Company’s performance.

The 2016 Plan is an “omnibus” plan that provides for several different kinds of awards, including stock options, restricted stock and restricted stock units (“RSUs”), qualified performance-based awards and other stock-based awards, which will provide us with greater flexibility in structuring award programs than under the 2008 Plan.

The following summary of the material terms of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Shares Authorized for Issuance under the 2016 Plan; Share Counting Procedure

A maximum of 1,000,000 common shares are proposed to be available for awards under the 2016 Plan. The maximum number of shares that may be granted subject to incentive stock options (within the meaning of Section 422 of the Code) under the 2016 Plan is 100,000.

If any awards or portions of awards are settled, cancelled, forfeited or expire without the issuance of shares, such shares will not be counted against the foregoing limits and will again be available for issuance under the 2016 Plan. Shares tendered to, or withheld by, the Company in payment of the exercise price of an option or in satisfaction of tax withholding obligations in connection with awards will not be available for future issuance under the 2016 Plan.

In the event the Company acquires any entity or business, conversion or substitution awards may be granted under the 2016 Plan to holders of awards granted under the acquired entity’s or business’s equity compensation plan to the extent permitted under the listing standards of any applicable exchange. Conversion awards will not count against the share limits under the 2016 Plan, however, the settlement, cancellation, forfeiture or expiration of any conversion awards without the issuance of shares will not result in the underlying shares becoming available for grant under the 2016 Plan.

Limitations on Individual Awards

The 2016 Plan also contains limitations on the size of awards that can be provided to an individual participant, as follows:

•	No participant may be granted options or stock appreciation rights (“SARS”) covering more than 75,000 shares in the aggregate during any calendar year or other 12-month period.

•	No participant may be granted awards of restricted stock, RSUs or other stock-based awards (other than options and SARs) covering more than 75,000 shares in the aggregate during any calendar year or other 12-month period, regardless in each case of whether such awards are thereafter canceled, forfeited or terminated.

•	No participant may be granted a cash-based qualified performance-based award under which more than $2,000,000 may be earned for any calendar year or other 12-month period.

Eligible Participants

All directors, officers, employees and consultants of the Company or any of its subsidiaries, and prospective employees who have accepted offers of employment from the Company or its subsidiaries are eligible to receive awards under the 2016 Plan. Incentive stock options may only be granted to employees of the Company or its subsidiaries.

Administration

The 2016 Plan will be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate (the “Administrator”). The Administrator will have the authority to grant awards pursuant to the terms of the 2016 Plan, and will have the discretionary authority to, among other things, select eligible individuals to whom awards may be granted, determine the type and the terms of any award to be granted, determine the number of shares to be covered by each award, approve the terms and conditions of each award, modify, amend, or adjust the terms and conditions of any award, adopt rules and regulations relating to the 2016 Plan, interpret the terms of the 2016 Plan and awards granted under the 2016 Plan, accelerate vesting or lapse of restrictions of any outstanding award, to decide all other matters to be determined in connection with awards, and to otherwise administer the 2016 Plan. The Administrator may delegate all or any part of its responsibilities and powers to a sub-committee or one or more individuals.

To the extent that the Administrator determines it desirable that an award should qualify for the Section 162(m) Exemption, the award will be made by a committee consisting of at least two “outside directors” as defined for purposes of Section 162(m) (which, if it so qualifies, may be the Administrator). In addition, in order to meet exemptions from the requirements imposed under Section 16 of the Securities Exchange Act of 1934, as amended, awards granted to officers and directors under the 2016 Plan may only be made by the entire Board or a committee of “non-employee directors,” as defined under Section 16 of the Exchange Act (which, if it so qualifies, may be the Administrator).

Term

The 2016 Plan will become effective on the Effective Date, and will terminate ten years after such approval unless terminated earlier by the Board.

Summary of Awards

Stock Options

The 2016 Plan authorizes the grant of stock options (which may be either incentive stock options within the meaning of Section 422 of the Code, which are eligible for special tax treatment, or nonqualified stock options).

The term of a stock option granted under the 2016 Plan will be fixed by the Administrator, but in any event cannot be longer than ten years from the date of grant, and the exercise price per share underlying the option may not be less than the fair market value of a common share on the date of grant. Re-pricing of options (i.e., reducing the exercise price or cancelling an option in exchange for cash, another award or an option with a lower exercise price) is not permitted under the 2016 Plan without approval of our shareholders.

The Administrator will determine the times and terms and conditions at which the options shall be exercisable, provided that in no event will the option vest prior to the one-year anniversary of the applicable grant date.

If approved by the Administrator, payment of the exercise price may be made (a) in the form of previously acquired unrestricted shares that have been held for longer than six (6) months (b) pursuant to a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with applicable law, or (c) by instructing the Company to withhold a number of common shares having a fair market value equal to (1) the exercise price, multiplied by (2) the number of shares in respect of which the option shall have been exercised.

Incentive stock options under the 2016 Plan may only be granted to employees of the Company or a subsidiary. Generally, no participant may be granted an incentive stock option if, at the time of the award, he or she owns equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any subsidiary of the Company. The aggregate fair market value of shares, determined as of the date of grant, for which any employee may be granted incentive stock options that are exercisable for the first time in any calendar year may not exceed $250,000.

Restricted Stock and RSUs

Under the 2016 Plan, the Administrator may grant participants stock awards, which may involve the award of common shares (“restricted stock”) or the award of stock units representing an amount equivalent in value to the fair market value of a common share, payable in shares, cash or other property (“restricted stock units” or “RSUs”). RSUs are not actual shares issued to a participant, but are unsecured and unfunded promises to deliver a share in the future subject to the terms and conditions specified in the award agreement.

The Administrator may impose conditions and/or restrictions on restricted stock or RSUs as it may deem advisable, including restrictions on transferability, time-based restrictions, and/or restrictions based upon the achievement of specific performance goals, including designating the award as a qualified performance-based award.

In no event will the vesting schedule of a restricted stock or RSU award provide that such award fully vest prior to the first anniversary of the applicable grant date, provided that an award may vest incrementally throughout a restriction period that lasts at least one year.

Generally, the applicable participant will have all of the rights of a shareholder of the Company as a holder of restricted stock (but not RSUs), including, if applicable, the right to vote the shares. Cash dividends on the common shares held as restricted stock or RSU will be reinvested in additional restricted stock or credited as additional RSUs, and held subject to the same vesting requirements. Dividends payable in common shares will be paid in the form of restricted stock or RSUs and held subject to the same vesting requirements.

Other Stock-Based Awards

Other awards that are denominated in shares, property or cash may be granted, either alone or in addition to other awards granted under the 2016 Plan. Other stock-based awards that are awards of unrestricted common shares cannot exceed 7.5% of the total shares authorized under the 2016 Plan, unless they are granted in lieu of other compensation that has become due and payable to the participant in the then-current fiscal year of the Company. The Administrator may condition the vesting of any other stock-based award upon the continued service of the participant for a prescribed period, attainment of performance goals, or both, and may designate such awards as qualified performance-based awards.

If the Administrator grants other stock-based awards that constitutes a SARs or similar awards (the value of which is determined based on the increase, if any, in the Company’s share price over the term of the award), then any such awards will have a grant price that is not less than the fair market value of a share on the applicable grant date, and will have a term not to exceed ten years.

Qualified Performance-Based Awards

Under the 2016 Plan, the Administrator may designate any award as a qualified performance-based, meaning that compensation paid to the award recipient is subject to Section 162(m) of the Code, and the Administrator intends for such award to qualify for the Section 162(m) Exemption. The Administrator may designate restricted stock awards, RSUs and other stock-based awards as qualified performance-based awards, as well as cash-based awards based on the achievement of performance goals.

In order for the award to be qualified performance-based, the Administrator will establish performance goals for a performance period by the earliest of 90 days after the commencement of a performance period, the expiration of 25% of the performance period, and the time that the outcome is no longer substantially uncertain.

The performance goals may be any of the following: overall sales growth, market share, return on net assets, economic value added, shareholder value added, expense ratio, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, operating margin or profit margin, pre- or after-tax return on equity, pre- or after-tax return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), cost control, evaluation of individual performance towards achieving goals, gross profit, operating profit, cash generation, stock price, core non-interest income, or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.

The Administrator will adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, or management’s discussion and analysis contained in the Company’s SEC filings, provided that such adjustment is not inconsistent with favorable tax treatment under Section 162(m) of the Code.

Termination of Board Membership or Employment

The Administrator may specify the effect of termination of service as a director or termination of employment on an award at the time of grant, subject to the Administrator’s right to modify the award terms after the date of grant in accordance with the terms of the 2016 Plan. Unless the Administrator provides otherwise, the following provisions apply to options:

•	A participant’s unvested options will be forfeited in their entirety upon termination of employment.

•	Upon a participant’s termination of employment for any reason other than death, disability or retirement or for cause, any option held by the participant that was vested and exercisable immediately before the termination of employment will be exercisable until the earlier of (a) the 90th day following such termination of employment and (b) the last day of the term of such option.

•	Upon a participant’s death or termination of employment by reason of disability, any option held by the participant that was vested and exercisable immediately prior to participant’s death or termination of employment due to disability will be exercisable until the earlier of (a) the first anniversary of the date of such event and (b) the last day of the term of such option.

•	Upon a participant’s termination of employment due to retirement, any incentive stock option held by the participant that was vested and exercisable immediately before the termination of employment will be exercisable until the earlier of (a) the 90th day following such termination of employment and (b) the last day of the term of such option, and any nonqualified option held by the participant that was vested and exercisable immediately before the termination of employment will be exercisable until the earlier of (a) the fifth anniversary of such termination of employment and (b) the last day of the term of such option.

•	Upon a participant’s termination of employment for “cause” (as defined in the 2016 Plan, subject to a different definition that may be included in a participant’s award agreement, employment agreement or severance agreement), any options held by the participant at the time of termination of employment, whether vested or not, will be forfeited in their entirety.

With respect to performance-based awards, if a participant’s employment is terminated due to death, disability or retirement, the Administrator can provide that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding awards up to the amount that would have been earned if 100% of the performance goals had been achieved. With respect to qualified performance-based awards, this distribution cannot be made prior to attainment of the relevant performance goals.

Change of Control

The Administrator may specify the effect of change in control of the Company (as defined in the 2016 Plan) on an award at the time of grant, subject to the Administrator’s right to modify the award terms after the date of grant in accordance with the terms of the 2016 Plan. Unless the Administrator provides otherwise, upon a change in control:

•	Any options outstanding which are not then exercisable and vested will become fully exercisable and vested.

•	Any restricted stock, RSUs and other stock-based awards that are subject only to service-based vesting conditions will become fully vested.

Amendment and Termination of 2016 Plan

The Board or the Administrator may at any time amend, alter, or discontinue the 2016 Plan, but no amendment, alteration or discontinuation may be made that would materially and adversely affect the rights of any participant with respect to a previously granted award without such participant’s consent. However, amendment made to comply with applicable rules of law or to avoid adverse taxation, including Section 409A of the Code, stock exchange rules or accounting rules may be permissible without consent. In addition, no amendment may made without the approval of the Company’s shareholders (a) to the extent such approval is required by applicable law or the listing standards of the applicable exchange, (b) to the extent such amendment would materially increase the benefits accruing to participants under the 2016 Plan, (c) to the extent such amendment would increase the number of shares which may be subject to awards under the 2016 Plan, or (d) to the extent such amendment would materially modify the requirements for participation in the 2016 Plan.

Capitalization Adjustments

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, extraordinary dividend of cash or other property, or similar event affecting the capital structure of the Company, the Administrator or the Board will make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2016 Plan, (b) the various maximum limitations upon certain types of awards and upon the grants to individuals of certain types of awards, (c) the number and kind of shares or other securities subject to outstanding awards; and (d) the exercise price of outstanding awards.

Grants Under the Plan

As of the date of this proxy statement, no awards have been granted under the 2016 Plan and none will be granted unless and until the 2016 Plan is approved by our shareholders. Grants under the 2016 Plan are discretionary, so it is not possible to predict the number of common shares that will be awarded or who will receive awards under the 2016 Plan. The closing price of a common share, as reported on the Nasdaq Stock Market on March 1, 2016 was $32.59.

Tax Matters

The following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with awards made pursuant to the 2016 Plan, based on a good faith interpretation of the current federal income tax laws, regulations, and judicial and administrative interpretations, all as in effect or proposed as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following discussion only sets forth federal income tax consequences and does not address any other federal tax consequences or any state, local, or foreign tax consequences that may apply. A participant in the 2016 Plan should not rely on this description and instead should consult his or her own tax advisor.

Options

The grant of an option generally will have no federal income tax consequences for the optionee or the Company. Upon the exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of our common shares on the exercise date over the exercise price. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time the optionee recognizes such income for tax purposes.

Incentive Stock Options

An optionee does not recognize taxable income upon the grant or upon the exercise of an incentive stock option (although the exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax). Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the incentive stock option shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. Incentive stock option holding period requirements are waived when an optionee dies. If an optionee sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the incentive stock option shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Restricted Stock

The grant of restricted stock generally will have no federal income tax consequences to the participant or the Company. The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares on the vesting date. Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any). Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the participant recognizes such income for tax purposes.

RSUs, Performance Based-Awards

The grant of a restricted stock unit award or a performance award generally will have no federal income tax consequences to the participant or the Company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted stock unit award or performance award, in an amount equal to the amount of cash paid and the fair market value of any shares delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the participant recognizes such income for tax purposes.

Other Stock-Based Awards

As a general rule, a participant will recognize ordinary income at the time of delivery of shares or payment of cash under the 2016 Plan. Future appreciation on common shares held beyond the ordinary income recognition event will be taxable as long-term or short-term capital gain, depending on the length of time the participant held the shares, when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant. However, if common shares, when delivered, are subject to substantial risk of forfeiture by reason of any employment or performance related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code.

Stock Appreciation Rights

The grant of a SAR will result in no tax consequences for the participant or us. A participant generally will recognize ordinary income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received less the exercise price, and we will be entitled to a tax deduction in that amount. Upon the sale of any stock received, the participant will have short-term or long-term capital gain or loss, depending on the length of time the participant held the shares, equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised.

Code Section 162(m)

Section 162(m) limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1.0 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief financial officer and chief executive officer) determined at the end of each year. However, certain “qualified performance-based compensation” under Section 162(m) is excluded from this limitation. The 2016 Plan is designed to permit the Administrator to grant awards that constitute qualified performance-based compensation under Section 162(m), but the Administrator is not required under the 2016 Plan to grant awards that are intended to qualify for this exception.

To qualify as performance-based compensation under Section 162(m):

•	The compensation must be solely on account of the attainment of one or more pre-established, objective performance goals;

•	The performance goal under which compensation is paid must be established by the Compensation Committee or the Administrator comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

•	The material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders before payment is made (the approval of the 2016 Plan will constitute approval of the material terms of the compensation granted thereunder); and

•	The Administrator must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

The Administrator shall have full and absolute discretion to determine whether an award granted under the 2016 Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any awards, the Administrator may make any adjustments to the process it deems appropriate.

Code Section 409A

Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes, along with an additional tax equal to 20% of the amount included in income and interest on deemed underpayments in certain circumstances. While certain awards under the 2016 Plan could be subject to Section 409A, the 2016 Plan has been drafted to comply with the requirements of Section 409A, where applicable.

Certain payments made to employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount, and the Company is denied a tax deduction for the excess payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of restricted stock, options, or other awards in connection with a change in control can constitute a parachute payment.

OTHER MATTERS

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors appointed Ernst & Young LLP (E&Y) as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

Audit Fees

The aggregate fees billed for professional services rendered by E&Y were $1,802,400 for the audit of the Company’s annual financial statements for the year ended December 31, 2015, the audit of internal controls over financial reporting as of December 31, 2015, E&Y’s review of the financial statements included in the Company’s Form 10-Q’s filed with the Securities and Exchange Commission for the first, second and third quarters of 2015 and statutory audits of various international subsidiaries. The aggregate fees billed for professional services rendered by E&Y were $1,776,400 for the audit of the Company’s annual financial statements for the year ended December 31, 2014, the audit of internal controls over financial reporting as of December 31, 2014, E&Y’s review of the financial statements included in the Company’s Form 10-Q’s filed with the Securities and Exchange Commission for the first, second and third quarters of 2014 and statutory audits of various international subsidiaries.

Audit Related Fees

The incremental fees billed for professional services rendered by E&Y for audit-related services for the year ended December 31, 2015 and 2014 were $1,000 and $0, respectively. Fees included in 2015 were for a royalty audit at the Company’s South African subsidiary.

Tax Fees

The incremental fees billed for professional services rendered by E&Y for tax-related services for the year ended December 31, 2015 were $4,400. Fees included in 2015 were for a transfer pricing analysis at the Company’s Mexican subsidiary. The incremental fees billed for professional services rendered by E&Y for tax-related services for the year ended December 31, 2014 were $11,400. Fees included in 2014 were for tax consulting and a transfer pricing analysis at the Company’s Mexican subsidiary.

All Other Fees

There were no incremental fees billed for professional services rendered by E&Y for all other services for the years ended December 31, 2015 and 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on a review of these reports and written representations from the executive officers and directors, the Company believes that there was compliance with all such filing requirements for the fiscal year ended December 31, 2015 except a Form 4 for William H. Haag and Glenn E. Corlett. Mr. Haag’s filing related to four transactions that were not timely filed due to an administrative error. Mr. Corlett’s filing related to one transaction that was not timely filed due to an administrative error.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at the 2017 annual meeting of shareholders must be received by the Company at

660 Beta Drive, Mayfield Village, Ohio 44143, on or before November 25, 2016, for inclusion in the proxy statement and form of proxy relating to the 2017 annual meeting of shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act including submissions for director nominees to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must have been received by the Company at the address listed in the immediately preceding sentence no earlier than January 10, 2017, and not later than February 9, 2017 and must comply with all provisions of our Amended and Restated Code of Regulations.

Communication with the Board of Directors

The Board of Directors of the Company believes that it is important for shareholders to have a process to send communications to the Board of Directors. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to:

Caroline S. Vaccariello	- or -	Michael E. Gibbons
General Counsel and Corporate Secretary		Chairman, Audit Committee
Preformed Line Products Company		c/o Brown Gibbons Lang
660 Beta Drive		& Company
Mayfield Village, Ohio 44143		1111 Superior Avenue, Suite 900
Cleveland, OH 44114

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary and Mr. Gibbons, as applicable, will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and shareholders should not expect a response or reply to any communication.

Shareholders Sharing the Same Address

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement unless contrary to your instructions. This practice is known as “householding,” and is designed to reduce our printing and postage costs. Upon written or oral request, we will promptly deliver a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of proxy materials, you may write or call our Investor Relations Contact at PLP Investor Contacts, 660 Beta Drive, Mayfield Village, Ohio 44143, telephone (440) 461-5200.

Form 10-K

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to our Investor Relations Contact at PLP Investor Contacts, 660 Beta Drive. Mayfield Village, Ohio 44143, telephone (440) 461-5200. The Annual Report on Form 10-K is also available at www.preformed.com

By order of the Board of Directors,

CAROLINE S. VACCARIELLO,
Secretary

Dated: March    , 2016

Appendix A

PREFORMED LINE PRODUCTS COMPANY

2016 INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company and its Subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to incentivize those individuals to increase shareholder value through incentives directly linked to the Company’s performance. Certain capitalized terms are defined in the first section in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“Applicable Exchange” means The Nasdaq Stock Market or such securities exchange as at the applicable time is the principal market for the Common Stock.

“Award” means an Option, Restricted Stock, RSU, Other Stock-Based Award or cash-based Qualified Performance-Based Award, granted pursuant to the terms of this Plan.

“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award Agreement, (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action (or failure to act) occurred, (ii) dishonesty in the course of fulfilling the Participant’s Company (and Company-related) employment duties, (iii) failure on the part of the Participant to perform such Participant’s Company (and Company-related) duties in any material respect, (iv) a material violation by the Participant of the Company’s ethics and compliance program.

“Change in Control” has the meaning set forth in Section 8(b).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the United States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section.

“Commission” means the Securities and Exchange Commission, or any successor agency.

“Committee” has the meaning set forth in Section 2(a).

“Common Stock” means common share, par value $2 per share, of the Company.

“Company” means Preformed Line Products Company, an Ohio corporation, and any other entity that succeeds to that company’s rights and obligations hereunder, whether by law or by contract.

“Consultant” means an individual providing personal services to the Company or any one or more of its Subsidiaries (or all of them) while classified for federal tax purposes as an independent contractor, so long as such individual (i) provides bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Commission for registration of securities on Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

“Conversion Awards” has the meaning set forth in Section 3(c)(iii).

“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his usual and customary duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and likely to be continuous in nature. The Committee may require such medical or other evidence as it deems necessary to determine the nature and permanency of the Participant’s condition. Notwithstanding the standard described in the preceding two sentences, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code when used with respect to an Incentive Stock Option and, if and to the extent required to avoid adverse taxation under Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company and its Subsidiary.

“Eligible Individual” means an individual who is either a director, officer or employee of the Company or any of its Subsidiaries, or a Consultant, and shall specifically include any individual who has accepted an offer of employment from the Company or any one of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, unless otherwise specified by the Committee in an Award Agreement, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by application of a reasonable valuation method by the Committee. Without limiting the generality of the preceding two sentences, where necessary to ensure that a given Award is exempt from and not subject to the provisions of Section 409A of the Code, “Fair Market Value” shall be determined in a manner consistent with the definition of “fair market value” found in Section 409A of the Code and related regulations; and where necessary to ensure that a given Award consisting in whole or in part of Incentive Stock Options satisfies the criteria for granting such Options, “Fair Market Value” shall be determined in a manner consistent with the definition of “fair market value” found in Sections 422 and 424 of the Code and related regulations.

“Grant Date” means the date on which the Board or Committee, or the Committee’s delegate as permitted hereby, adopts a resolution, or takes other appropriate and definitive action, expressly granting a given Award to a Participant that specifies the key terms and conditions of such Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award granted under Section 5.

“Other Stock-Based Award” means any Award that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock or the price thereof (including, subject to the limitations set forth in Section 7, grants of unrestricted Common Stock), and that is granted under Section 7.

“Outside Director” means an individual who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” with the meaning of Section 162(m) of the Code, and an “independent director” or the like under the Applicable Exchange’s rules (or, in each case, any successor terms or definitions).

“Participant” means an Eligible Individual to whom an Award is or has been granted, but only while such Award remains in effect and has not expired, lapsed or otherwise been terminated; where the context requires, “Participant” shall be deemed to include such Eligible Individual’s guardian, legal representative or permissible transferee.

“Performance Goals” means any performance goals established by the Committee in connection with the grant of Restricted Stock, RSUs, Other Stock-Based Awards or cash-based Qualified Performance-Based Awards. In the case of Qualified Performance-Based Awards, Performance Goals shall be based on the attainment of specified levels of one or more of the following measures: overall sales growth; market share; return on net assets; economic value added; shareholder value added; expense ratio; revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income; net income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; operating margin or profit margin; pre- or after-tax return on equity; pre- or after-tax return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; stock price; and core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies. The actual Performance Goals used to determine Qualified Performance-Based Awards shall be established by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

“Plan” means this Preformed Line Products Company 2016 Incentive Plan, as set forth herein and as may be amended from time to time hereafter.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as defined herein and as provided in Section 9.

“Restricted Stock” means an Award of restricted Shares granted under Section 6.

“Retirement” means the Participant’s Termination of Employment, under circumstances that the Committee determines, in its sole discretion, are consistent with a retirement, after the earlier of: (i) attainment of age 65; or (ii) attainment of age 50 with at least 15 years of continuous service as an employee of the Company or any one or more Subsidiaries.

“RSU” means an Award granted under Section 6 that is an unsecured and unfunded promise to deliver a Share in the future subject to the terms and conditions specified in the Award Agreement.

“Section 162(m) Exemption” means the performance-based compensation exemption from the limitation on deductibility imposed by Section 162(m) of the Code described in Section 162(m)(4)(C) of the Code and related regulations.

“Share” means a share of Common Stock.

“Stock Appreciation Right” has the meaning set forth in Section 7.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company; provided, however, that where “Subsidiary” is used with respect to Incentive Stock Options, the term shall be limited to a subsidiary corporation within the meaning of Section 424(f) of the Code.

“Term” means the maximum period during which an Option may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Subsidiaries. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company terminates but such Participant continues to provide material services to the Company or one or more of its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and such Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary, short -term absences from the workplace because of illness or vacation, leaves of absence which are approved by the Committee and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment.

SECTION 2. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate (the “Committee”); the Committee in any event shall be composed of not fewer than two Outside Directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 9, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the discretionary authority:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Restricted Stock, RSUs, Other Stock-Based Awards and cash-based Qualified Performance-Based Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 10, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan, Awards and any related documents;

(viii) to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(ix) to decide all other matters that must be determined in connection with an Award; and

(x) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 9(c) and (d), allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 9(c), any authority granted to the Committee not required to be exercised exclusively by the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Any determination made by the Committee, or by an appropriately designated member or officer pursuant to delegated authority under the provisions of the Plan, with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately designated member or officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Notwithstanding the foregoing, a cash-based Qualified Performance-Based Award granted pursuant to Section 9 that otherwise complies with this Plan may be granted without an Award Agreement.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares subject to Awards of any type under the Plan shall be 1,000,000. The maximum number of Shares subject to Incentive Stock Options shall be 100,000 Shares. Shares subject to an Award under the Plan may be treasury or authorized and unissued Shares. If any Awards or portions thereof are settled, cancelled, forfeited or expire without the issuance of Shares, the Shares underlying such Awards or portions thereof, to the extent of such settlement, cancellation, forfeiture or expiration, shall not counted against the foregoing limits and shall be again available for issuance under the Plan; provided, however, that for the foregoing purposes, Shares tendered to, or withheld by, the Company in payment of the exercise price of an Option or in satisfaction of tax withholding obligations in connection with any type of Award shall be considered to have been issued and thus not available for future issuance under the Plan. Conversion Awards shall not count against the foregoing limits, provided that the settlement, cancellation, forfeiture or expiration of any Conversion Awards without the issuance of Shares shall not result in the underlying Shares becoming available for grant under the Plan.

(b) Individual Limits. No Participant may be granted Options (whether Incentive Stock Options or Nonqualified Options) or Stock Appreciation Rights covering in excess of 75,000 Shares in the aggregate during any calendar year or other 12-month period, and no Participant may be granted Awards of Restricted Stock, RSUs or Other Stock-Based Awards that are not Stock Appreciation Rights covering in excess of 75,000 Shares in the aggregate during any calendar year or other 12-month period, regardless in each case of whether such Awards are thereafter canceled, forfeited or terminated. In addition, no Participant may be granted a cash-based Qualified Performance-Based Award under which more than $2,000,000 may be earned for any calendar year or other 12-month period.

(c) Corporate Transactions; Capitalization Changes; Conversion Awards.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), regardless of whether or not such Corporate Transaction constitutes a Change in Control, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of any Corporate Transaction, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value, if any, of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid and, if there is no excess, such Options may be cancelled without consideration); (B) the substitution of other property (including, without limitation, cash or other securities of the Company or securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, extraordinary dividend of cash or other property, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii) In the event the Company acquires any entity or business, the Committee may grant conversion or substitution awards under the Plan to holders of awards granted under the acquired entity or business’s equity compensation plan to the extent permitted under the listing standards of any Applicable Exchange (“Conversion Awards”).

(d) Section 409A. Notwithstanding anything in this Plan to the contrary, any substitutions or adjustments made pursuant to Section 3(c) shall be made: (i) in compliance with, or in a manner consistent with exemption from, Section 409A of the Code; and (ii) with respect to Options, in a manner consistent with the relevant rules under Section 424 of the Code.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries.

SECTION 5. Options

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate if an Option is intended to be an Incentive Stock Option.

(b) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date (other than in the case of a Conversion Award). In no event may any Option granted under this Plan be amended, other than pursuant to Section 3(c) and (d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(c) Term. The Term of each Option shall be fixed by the Committee, but shall not exceed ten (10) years from the applicable Grant Date.

(d) Vesting and Exercisability. Except as otherwise provided herein, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that in no event shall the vesting schedule of an Option provide that such Option shall fully vest prior to the first anniversary of the applicable Grant Date (other than, to the extent provided in the Award Agreement, in the case of death, Disability, Retirement or Change in Control).

(e) Method of Exercise. Subject to the provisions of this Section 5, Options may be exercised, in whole or in part, at any time during the applicable Term when the Options are vested and exercisable, by giving written notice of exercise to the Company, specifying the number of Shares as to which the Option is being exercised, and complying with such other procedures as the Committee may establish. Such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument or method as the Company may accept. If approved by the Committee, payment of the exercise price, in full or in part, may also be made as follows:

(i) Payment may be made in the form of previously acquired unrestricted Shares that have been held for longer than six (6) months (by delivery of such Shares or by attestation, with their value based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) Payment may be made pursuant a broker-assisted sale and remittance program acceptable to the Committee and in compliance with applicable law.

(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the Option is exercised) equal to: (A) the exercise price, multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(f) Delivery. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld, to the extent necessary.

(g) Nontransferability of Options. No Option shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option, if and to the extent expressly permitted by the Committee, pursuant to a transfer to such Participant’s “family member” as defined in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Subject to the terms of the Plan, any Option shall be exercisable only by the applicable Participant or his or her guardian or legal representative, or any person to whom such Option is permissibly transferred pursuant to this Section 5(g);

(h) Termination of Employment. A Participant’s unvested Options shall be forfeited in their entirety upon his or her Termination of Employment, unless accelerated in connection with such Termination of Employment as provided in the Award Agreement or as determined by the Committee. With respect to vested Options:

(i) Upon a Participant’s Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Option held by the Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) the 90th day following such Termination of Employment, or (B) the last day of the Term thereof;

(ii) Upon a Participant’s death, any Option held by the Participant that was vested and exercisable immediately prior to such Participant’s death shall be exercisable until the earlier of (A) the first anniversary of the date of death, or (B) the last day of the Term thereof;

(iii) Upon a Participant’s Termination of Employment by reason of Disability, any Option held by the Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) the first anniversary of such date of Disability, or (B) the last day of the Term thereof;

(iv) Upon a Participant’s Termination of Employment due to Retirement, any Incentive Stock Option held by the Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof, and any Nonqualified Option held by such Participant that was vested and exercisable immediately before the Termination of Employment shall be exercisable until the earlier of (A) the fifth anniversary of such Termination of Employment, or (B) the last day of the Term thereof; and

(v) Upon a Participant’s Termination of Employment for Cause, any Options held by the Participant at the time of Termination of Employment, whether vested or not, shall be forfeited in their entirety.

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to establish different rules concerning the consequences of a Termination of Employment in an applicable Award Agreement.

(i) Special Rules for Incentive Stock Options. Notwithstanding anything in this Plan to the contrary, Incentive Stock Options shall be subject to the following additional rules and restrictions:

(i) No Participant may be granted an Incentive Stock Option if, at the time of the Award, he or she owns (after application of the rules in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary unless: (A) the exercise price is at least 110% of the Fair Market Value of the underlying Shares as of the Grant Date; and (B) the Incentive Stock Option is not exercisable on or after the fifth anniversary of the Grant Date.

(ii) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or any Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value exceeds $250,000, such number of Incentive Stock Options with an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as Nonqualified Options.

(iii) Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. A Termination of Employment shall not occur unless and until an employee ceases employment with the Company and all Subsidiaries.

(iv) The foregoing provisions are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any Incentive Stock Option which fails to comply with Section 422 of the Code is automatically treated as a Nonqualified Option appropriately granted under this Plan, provided that it otherwise meets the Plan’s requirements for Nonqualified Options.

(v) No Incentive Stock Option shall be granted on or after the tenth (10th) anniversary of the date this Plan was adopted by the Board.

SECTION 6. Restricted Stock and RSUs

(a) Nature of Awards. Shares of Restricted Stock are actual Shares issued to a Participant, subject to stated restrictions on transferability and subject to forfeiture, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any book-entry registration or certificate issued in respect of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend or restriction referring to the terms, conditions, and restrictions applicable to such Award, in such form as the Committee may prescribe. The Committee may require that certificates evidencing such Shares be held in escrow by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered one or more stock powers, endorsed in blank and in such form as the Committee may prescribe, relating to the Common Stock covered by such Award. RSUs are not actual Shares issued to a Participant, but are unsecured and unfunded promises to deliver a Share (or cash or its equivalent in value) in the future, subject to the terms and conditions specified in the Award Agreement, and shall be evidenced by the Award Agreement and in such other manner as the Committee may deem appropriate.

(b) Terms and Conditions. Shares of Restricted Stock and RSUs shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting of an Award of Restricted Stock or RSUs upon: (A) the continued service of the applicable Participant for a prescribed period or periods, (B) attainment of Performance Goals or (C) both. If the Committee conditions the vesting of an Award of Restricted Stock or RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, an Award of Restricted Stock or RSUs may be a Qualified Performance-Based Award in accordance with Section 9 hereof.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock or RSUs (and any purported sale, assignment, transfer, pledge or encumbrance shall be null and void). In no event shall the vesting schedule of a Restricted Stock or RSU Award provide that such Award fully vest prior to the first anniversary of the applicable Grant Date (other than, to the extent provided in the Award Agreement, in the case of death, Disability, Retirement or Change in Control); provided that an Award may vest incrementally throughout a Restriction Period that lasts at least one year.

(iii) Except as provided in this Section 6 and the applicable Award Agreement, and except to the extent necessary to maintain a Section 162(m) Exemption, the applicable Participant shall have, with respect to Restricted Stock (but not RSUs), all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise to avoid adverse taxation under Section 409A of the Code, and subject to Section 12(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock or RSU Award shall be reinvested in additional Restricted Stock or credited as additional RSUs, as applicable, and held subject to the same vesting requirements applicable to the underlying Restricted Stock or RSUs, as applicable, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock or RSUs, as applicable, of the same class as the Common Stock with which such dividend was paid and held subject to the same vesting requirements applicable to the underlying Restricted Stock or RSUs, as applicable.

(iv) If and when all applicable Performance Goals have been satisfied and the Restriction Period has expired without a prior forfeiture of the Shares of Restricted Stock, unlegended certificates (i.e., bearing only those legends which may appear on Common Stock certificates generally) or unrestricted book-entry registrations for such Shares shall be issued to Participant. Subject to Section 12(a), RSUs will be settled by issuance of Shares as soon as practicable following the time if and when all applicable Performance Goals have been satisfied and the Restriction Period has expired without prior forfeiture.

SECTION 7. Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan on such terms and conditions as the Committee may determine and may be settled in Shares, property or cash, or a combination thereof, as determined by the Committee. Any Other Stock-Based Awards that constitute Awards of unrestricted Common Stock shall only be granted (a) in lieu of other compensation which has become due and payable to the Participant in the then-current fiscal year of the Company or (b) otherwise in an amount not to exceed five percent 7.5% of the total Shares authorized pursuant to the Plan. With respect to Other Stock-Based Awards that are not Awards of unrestricted Common Stock, the Committee shall, prior to or at the time of grant, condition the vesting of an Other Stock-Based Award upon: (a) the continued service of the applicable Participant for a prescribed period or periods, (b) attainment of Performance Goals or (c) both. If the Committee conditions the vesting of an Other Stock-Based Award upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, an Other Stock-Based Award may be a Qualified Performance-Based Award in accordance with Section 9 hereof. If the Committee grants any Other Stock-Based Award that constitutes a stock appreciation right or similar award the value of which is determined based on the increase, if any, in the Company’s Share price over the term of the Award (“Stock Appreciation Right”), then such Stock Appreciation Right shall have a grant price that is not less than the Fair Market Value of a Share on the applicable Grant Date (other than in the case of a Conversion Award) and shall have a term not exceeding ten (10) years. Other than with respect to an Other Stock-Based Award that is an Award of unrestricted Common Stock as permitted by this paragraph, in no event shall the vesting schedule provide that an Other Stock-Based Award fully vest prior to the first anniversary of the applicable Grant Date (other than, to the extent provided in the Award Agreement, in the case of death, Disability, Retirement or Change in Control).

SECTION 8. Change in Control Provisions

(a) Impact of Event. In the event of a Change in Control (as defined below), except to the extent the Committee specifically provides otherwise in an Award Agreement or, in its discretion as provided in Section 3(c), grants or authorizes a substitute award, immediately upon the occurrence of a Change in Control:

(i) any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) any Restricted Stock, RSUs and Other Stock-Based Awards that are subject only to service-based vesting conditions shall become fully vested.

The treatment upon the occurrence of a Change in Control of any Award subject to performance-based vesting conditions, whether alone or together with service-based conditions, shall be as provided in the applicable Award Agreement or, if not so provided, determined by the Committee in its discretion.

The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate, provided that such adjustments and settlements are consistent with the Plan’s purposes and do not result in adverse taxation under Section 409A of the Code and related regulations.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) by a transfer from a family member or from a trust for the benefit of a family member; (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (ii); or (G) resulting, directly or indirectly, from the sale or sales by members of the family of Barbara P. Ruhlman, including, but not limited to, the lineal descendants of Thomas F. Peterson and their spouses and trusts for the benefit of any of the foregoing, with the prior consent of the Board;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(c) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, as determined by the Committee in its sole discretion, this Section 8 shall be applicable only in a manner and to the extent the Committee determines that its application would not trigger adverse tax consequences under Section 409A of the Code and related regulations.

SECTION 9. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The Committee may grant Qualified Performance-Based Awards, based upon a determination that (i) the recipient is or may be, or may become, a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee intends such Award to qualify for the Section 162(m) Exemption; and the terms and administration of any such Award (and of the grant thereof) shall be consistent with such exemption. In addition to Restricted Stock Awards, RSUs and Other Stock-Based Awards that may be Qualified Performance-Based Awards as provided herein, the Committee may also grant cash-based Qualified Performance-Based Awards that may be earned, in whole or in part, based on the achievement of Performance

Goals. Cash-based Qualified Performance-Based Awards shall have terms and conditions not inconsistent herewith as the Committee may determine. The provisions of this Plan are intended to ensure that all Awards, granted hereunder to any Participant who is or may be, or may become, a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Award otherwise is expected to be deductible to the Company, qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards. This Plan shall be interpreted and operated consistent with that intention (including, without limitation, the requirement that all such Awards be granted by a committee composed solely of Outside Directors). By the earliest of: (A) 90 days after the commencement of a Performance Period, (B) the expiration of 25% of such Performance Period, and (C) the time that the outcome is no longer substantially uncertain, the Committee will establish the Performance Goals for such Performance Period.

(b) Each Qualified Performance-Based Award shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, that the Committee may impose. To the extent the Committee determines it is consistent with any applicable Qualified Performance-Based Award status, if a Participant experiences a Termination of Employment by reason of his or her death, Disability or Retirement, the Committee in its discretion may determine, notwithstanding any vesting requirements or restrictions hereunder, that such Participant (or the heir, legatee or legal representative of such Participant’s estate) will receive a distribution of a portion of such Participant’s then-outstanding Awards in an amount which is not more than an amount which would have been earned by such Participant if 100% of the Performance Goals for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Qualified Performance-Based Awards, distribution shall not be made prior to attainment of the relevant Performance Goals. The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or consistent with exemption from, the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment shall not be inconsistent with favorable tax treatment under Section 162(m) of the Code.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that exercise of such authority would cause a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan be subject to (as opposed to being exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to Section 16(b).

(e) It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and administered accordingly.

SECTION 10. Term, Amendment and Termination

(a) Effectiveness. The Plan was approved by the Board on March 2, 2016, subject to and contingent upon approval by the shareholders of the Company. The Plan will become effective as of the date of such approval by the Company’s shareholders (the “Effective Date”). Following the Effective Date, no further awards will be made pursuant to the Company’s Amended and Restated Long-Term Incentive Plan of 2008.

(b) Termination. The Plan will terminate on the date immediately preceding the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely affect the rights of a

Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable rules of law or to avoid adverse taxation, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders (a) to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange, (b) to the extent such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent such amendment would increase the number of Shares which may be subject to Awards under the Plan, other than as permitted by Section 3(c), or (d) to the extent such amendment would materially modify the requirements for participation in the Plan.

(d) Amendment of Awards. Subject to Section 5(b) and the requirements of applicable law, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without such Participant’s consent, materially and adversely affect the rights of such Participant with respect to such Award, except such an amendment made to cause the Plan or Award to comply with or avoid penalties under applicable law, stock exchange rules or accounting rules.

SECTION 11. Unfunded Status of Plan

It is intended that the Plan constitute an “unfunded” plan under the Code. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding the foregoing, no trust or other funding which shall be transferred or located outside of the United States if the assets would be treated as property transferred in connection with the performance of services for purposes of Section 83 of the Code.

SECTION 12. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Company shall not be required to issue any Shares or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares by the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion with the benefit of the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees, officers, directors or consultants.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee or the services to be provided by any independent contractor at any time.

(d) No Shareholder Rights. Except as otherwise provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Shares are issued to the Participant.

(e) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise provided in an Award Agreement or by the Committee, withholding obligations may be satisfied by the withholding or surrender of Shares that are part of the Award that gives rise to the withholding obligation having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom, or to which, any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after his or her death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, enlist the assistance of such Subsidiary with the administration of such Award pursuant to the provisions of the Plan.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with federal law and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(g) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. Notwithstanding anything in this Plan to the contrary, the Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Forfeiture; Recoupment. The Committee hereby reserves the right to repayment or recovery of any Award, including any Shares subject to or issued under any Award or the value received pursuant to any Award, as appropriate, notwithstanding any contrary provision of the Plan, in accordance with any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time or as required by any applicable law or regulation or the standards of any Applicable Exchange. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause or other conduct by the Participant that is materially detrimental to the business or reputation of the Company

PREFORMED LINE PRODUCTS COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert G. Ruhlman, Eric R. Graef and Caroline S. Vaccariello, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Preformed Line Products Company to be held at 660 Beta Drive, Mayfield Village, Ohio, on Tuesday, May 10, 2016, at 9:30 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Preformed Line Products Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present as directed on the reverse.

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March , 2016, is hereby acknowledged.

Dated , 2016

Signature(s)

(Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.)

PREFORMED LINE PRODUCTS COMPANY

PROXY

The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR the proposals in Item 2.

1.	FOR, or WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the 2018 annual meeting of the shareholders and until his successor has been duly elected and qualified: Mr. Glenn Corlett, Mr. Michael Gibbons, Mr. R. Steven Kestner, and Mr. J. Ryan Ruhlman.

(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

2.	FOR, AGAINST, or ABSTAIN for approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

3.	FOR, AGAINST, or ABSTAIN for approval of an amendment to the Amended and Restated Code of Regulations.

4.	FOR, AGAINST, or ABSTAIN for approval of the 2016 Incentive Plan.

5.	On such other business as may properly come before the meeting.